As filed with the Securities and Exchange Commission on September 22, 2026.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MBody AI Ltd.
(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of registrant’s name into English)

Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o MBody AI Ltd.

7111 Syntex Drive, 3rd Floor,
Mississauga, Ontario,
Canada

Tel: (702) 793-4300

(Address and telephone number of Registrant’s principal executive offices)

Puglisi & Associates

850 Library Ave., Suite 204

Newark, DE 19711

Tel: (302) 738-6680

(Name, address, and telephone number for agent for service)

Copies to:

Sean M. Donahue Ryan S. Brewer Paul Hastings LLP 2050 M St NW Washington, DC 20036 Tel: (202) 551-1704	Carl M. Sherer RIMÔN PC 400 Madison Ave, Suite 11D New York, NY 10017 Tel: (800) 930-7271

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

●	a base prospectus that covers the offering, issuance and sale by us of ordinary shares, warrants, subscription rights and/or units having a maximum aggregate offering price of $250,000,000, in each case from time to time in one or more offerings; and

●	a resale prospectus relating to the offer and sale from time to time by the selling securityholders or their permitted transferees of up to 12,379,581 ordinary shares of the registrant, consisting of ordinary shares that were issued to former shareholders of MBody AI Corp. as merger consideration following the consummation of the Merger (as defined below).

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The specific terms of the securities to be issued and sold in connection with the resale of the ordinary shares issued as merger consideration following the consummation of the Merger are specified in the resale prospectus that immediately follows the base prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 22, 2026

PROSPECTUS

$250,000,000

Ordinary Shares

Warrants

Subscription Rights

Units

We may offer ordinary shares, par value NIS 48.00 per share, warrants, subscription rights and/or units from time to time. When we decide to sell securities, we will provide specific terms of the offered securities, including the offering prices of the securities, in a prospectus supplement. The securities offered by the Registrant pursuant to this prospectus will have an aggregate public offering price of up to $250,000,000.

We refer to our ordinary shares, warrants, subscription rights, and units collectively as “securities” in this prospectus.

Each time we sell securities pursuant to this prospectus, we will provide in a supplement to this prospectus the price and any other material terms of any such offering. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in any securities. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

We may, from time to time, offer to sell the securities covered by this prospectus up to an aggregate public offering price of $250,000,000, through public or private transactions, directly or through underwriters, agents or dealers, on or off the Nasdaq Capital Market, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts.

The $250,000,000 aggregate offering price is the maximum amount of securities we may offer over the life of the registration statement of which this prospectus forms a part and may not represent the amount of securities we may be able to offer and sell, which is limited both by General Instruction I.B.5 of Form F-3 if the Public Float (as defined below) is below $75.0 million and by our authorized share capital, of which approximately 2,706,416 ordinary shares remained unissued as of the date of this prospectus. For so long as the aggregate market value of our ordinary shares held by non-affiliates (“Public Float”) is below $75.0 million, General Instruction I.B.5 of Form F-3 limits the aggregate market value of securities we may sell in primary offerings under this prospectus to one-third of the Public Float in any 12-month period. Our Public Float as of September 22, 2026 was approximately $75.9 million based on 15,293,584 ordinary shares outstanding, of which 7,580,675 were held by non-affiliates, and a price of $10.01 per share, the closing sale price of our ordinary shares on August 6, 2026, which is a date within 60 days prior to the filing date of this prospectus. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the 12 calendar months prior to and including the date of this prospectus. As a result of the limitations of General Instruction I.B.5 of Form F-3, we may offer and sell ordinary shares having an aggregate offering price of up to approximately $25.3 million from time to time through this prospectus if the Public Float is below $75.0 million.

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “MBAI.” The last reported sale price of our ordinary shares on September 22, 2026 was $6.38 per share.

Investing in our securities involves a high degree of risk. Please carefully consider the risks discussed in this prospectus under “Risk Factors” beginning on page 4 and the information incorporated by reference herein and the “Risk Factors” in “Item 3. Key Information — D. Risk Factors” of our most recent Annual Report on Form 20-F, as amended and/or supplemented from time to time, incorporated by reference in this prospectus and in any applicable prospectus supplement for a discussion of the factors you should consider carefully before deciding to purchase these securities.

Neither the U.S. Securities and Exchange Commission, the Israel Securities Authority nor any state or other foreign securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time securities having a maximum aggregate offering price of $250,000,000. Each time we offer securities, we will prepare and file with the SEC a prospectus supplement that describes the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus or the documents incorporated herein by reference. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under   the caption “Where You Can Find More Information.”

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may sell securities through underwriters or dealers, through agents, directly to purchasers or through any combination of these methods. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will prepare and file with the SEC each time we offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities, and any applicable fee, commission or discount arrangements with them. See “Plan of Distribution.”

MARKET AND INDUSTRY DATA

This prospectus includes (and documents we incorporate by reference in this prospectus may include) estimates regarding market and industry data. Unless otherwise indicated, information concerning our industry and the markets in which we operate, including our general expectations, market position, market opportunity and market size, are based on our management’s knowledge and experience in the markets in which we operate, together with currently available information obtained from various sources, including publicly available information, industry reports and publications, surveys, our customers, trade and business organizations and other contacts in the markets in which we operate. Certain information is based on management estimates, which have been derived from third-party sources, as well as data from our internal research.

In presenting this information, we have made certain assumptions that we believe to be reasonable based on such data and other similar sources and on our knowledge of, and our experience to date in, the markets in which we operate. While we believe the estimated market and industry data included in this prospectus (or documents we have incorporated by reference) is generally reliable, such information is inherently uncertain and imprecise. Market and industry data is subject to change and may be limited by the availability of raw data, the voluntary nature of the data gathering process and other limitations inherent in any statistical survey of such data. In addition, projections, assumptions and estimates of the future performance of the markets in which we operate are necessarily subject to uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” and incorporated by reference herein. These and other factors could cause results to differ materially from those expressed in the estimates made by third parties and by us. Accordingly, you are cautioned not to place undue reliance on such market and industry data or any other such estimates.

OUR BUSINESS

MBody AI Ltd. (formerly Check-Cap Ltd.) is an embodied artificial intelligence company. Our core technology is the MBody AI Orchestrator (the “Orchestrator”), a software platform designed to serve as an intelligence layer enabling autonomous systems to operate and coordinate in real-world physical environments. The Orchestrator is designed to be hardware-agnostic. We do not manufacture robots. We procure them from third-party manufacturers and deploy them at customer sites together with the Orchestrator and related installation, training, maintenance and support services, under multi-year arrangements providing for fixed monthly fees per deployed robot. Our deployments generate operational data that we use to refine our models over time; our rights to that data depend on the terms of our customer agreements. Our initial commercial focus is the hospitality industry, principally casino and resort operators, with potential applications across other labor-intensive sectors, including warehousing, office management and healthcare.

Unless the context otherwise requires, we use the terms “MBody AI,” “Company,” “we,” “us” and “our” in this prospectus to refer to MBody AI Ltd. and its consolidated subsidiaries.

On August 26, 2026, CC Merger Sub Inc., a Nevada corporation and a direct, wholly owned subsidiary of the Company, merged with and into MBody AI Corp., a Nevada corporation, with MBody AI Corp. surviving as a wholly owned subsidiary of the Company (the “Merger”). In connection with the Merger, the Company changed its name from “Check-Cap Ltd.” to “MBody AI Ltd.”

Prior to the Merger, the Company operated as a clinical stage medical diagnostics company under the name Check-Cap Ltd. It discontinued its C-Scan calibration studies in 2023 and does not currently have manufacturing capabilities. Following the Merger, the Company retains its legacy assets, consisting primarily of 13 U.S. patents across 11 patent families relating to the C-Scan business, proprietary medical equipment, equity interest in Apollo Technology Capital Corporation (formerly known as Nobul AI Corp.) and rights relating to a Ghost Kitchen area representative business in New Jersey.

Our principal executive offices are located at 7111 Syntex Drive, 3rd Floor, Mississauga, Ontario, Canada. Our telephone number is (702) 793-4300 and our website address is https://mbody.ai/. Information contained on, or accessible through, our website is not incorporated by reference into this prospectus, and you should not consider information contained on, or accessible through, our website as part of this prospectus. Reference to our website is solely made as an inactive textual reference. MBody AI Corp., our wholly owned Nevada operating subsidiary, is located at 9205 West Russell Road, Building 3, Suite 240, Las Vegas, Nevada 89148.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and under Item 3.D. – “Risk Factors” in our most recent Annual Report on Form 20-F, as amended and/or supplemented from time to time, or any updates in our Reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements. You should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and the Private Securities Litigation Reform Act of 1995 and, as such, may involve risks and uncertainties. All statements included or incorporated by reference in this prospectus, other than statements that are purely historical, are forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “could,” “potential,” “continue” or similar terminology. These statements are based on the beliefs and assumptions of our management based on information currently available to management. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements.

The forward-looking statements included or incorporated by reference in this prospectus are subject to additional risks and uncertainties further identified and discussed under “Risk Factors” in this prospectus, in “Item 3. — Key Information — D. Risk Factors” in our most recent Annual Report on Form 20-F or in our Reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement and are based on information available to us on the filing date of this prospectus. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this prospectus. New risks and uncertainties arise from time to time, and we cannot predict those events or how they may affect us. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements.

We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	our ability to recognize the anticipated benefits of the Merger;

●	our ability to successfully integrate and operate the combined business following the Merger;

●	potential securities class action or shareholder derivative litigation in connection with the Merger;

●	our ability to execute our business strategy, scale customer deployments, and expand adoption of our platform;

●	our customers’ demand for embodied AI solutions and our customers’ ability to achieve expected operational benefits from our platform;

●	the timing, development, integration, and performance of our platform features and capabilities;

●	our reliance on third-party hardware vendors, software integrations, and deployment partners;

●	our reliance on single-source suppliers for the robots we procure and deploy;

●	the performance of our platform in customer-controlled environments and facilities;

●	our dependence on a limited number of customers, including MGM Resorts International Operations, Inc. and its affiliates and Caesars Enterprise Services, LLC and its affiliates, for substantially all of our revenue;

●	our ability to obtain and retain rights to operational data and the performance and reliability of our artificial intelligence models;

●	claims, liabilities, or incidents arising from the operation of autonomous systems in customer environments;

●	the security of our platform and of the operational and customer data it processes, and the consequences of a cybersecurity incident affecting us, our customers or our customers’ facilities;

●	our limited operating history and ability to sustain or grow profitability;

●	changes in personnel and availability of qualified personnel;

●	our ability to obtain and maintain patent protection, including the timely conversion of our provisional patent applications into non-provisional applications;

●	the scope of protection we are able to establish and maintain for our intellectual property rights, including those covering our platform and our legacy C-Scan assets, and our ability to operate our business without infringing the intellectual property rights of others;

●	our ability to establish and maintain strategic partnerships and other corporate collaborations;

●	the implementation of our business model and strategic plans for our business;

●	regulatory requirements applicable to autonomous systems, artificial intelligence, robotics, and customer operating environments;

●	changes in laws, regulations, trade policies, tariffs, or geopolitical conditions affecting hardware procurement or deployments;

●	our ability to continue as a going concern;

●	our history of losses;

●	our liquidity, capital requirements, and ability to obtain additional financing on acceptable terms;

●	our needs for additional capital to fund our operations and our inability to obtain additional capital on acceptable terms, or at all;

●	the capital-intensive nature of our business and our ability to fund the acquisition and deployment of robots;

●	our ability to achieve an acceptable cost of goods for the robots we procure and deploy;

●	the residual value we are able to realize on robots returned to us at the end of lease terms;

●	the impact of the accounting treatment of our customer lease arrangements under ASC 842 on the comparability of our reported revenue, gross profit and net income between periods;

●	the limitation on the amount of securities we may sell in primary offerings under General Instruction I.B.5 of Form F-3 for so long as the aggregate market value of our Ordinary Shares held by non-affiliates is below $75.0 million;

●	our ability to obtain shareholder approval to increase our authorized share capital and to re-designate our Ordinary Shares as no-par value shares, and the limitation on the number of Ordinary Shares we are able to issue until that approval is obtained and becomes effective;

●	the effect on the market price of our Ordinary Shares of sales, or the perception that sales may occur, of the substantial number of Ordinary Shares registered under the registration statement of which this prospectus forms a part, including following the expiry of applicable lock-up arrangements;

●	our failure to maintain compliance with Nasdaq continued listing requirements;

●	our ability to realize value from our legacy C-Scan assets, including our patent portfolio and proprietary medical equipment, whether through further development, licensing, sale or otherwise;

●	if we elect to resume development or commercialization of C-Scan, the time, cost, clinical results, regulatory clearances, manufacturing and supply arrangements and third-party reimbursement that would be required, and our ability to obtain them;

●	our ability to realize the anticipated benefits of the acquired Ghost Kitchen representative rights in New Jersey;

●	risks relating to our incorporation in the State of Israel, including the difficulty of effecting service of process on, and enforcing United States judgments against, us and our directors and officers;

●	our status as a foreign private issuer, the reduced reporting and procedural requirements available to us as a result, and the consequences if we cease to qualify as a foreign private issuer;

●	competitive companies, technologies and our industry;

●	current or future adverse developments with respect to financial institutions and associated liquidity risk;

●	unfavorable economic and market conditions, including uncertainties around the impact of inflation, cost of capital and the impact from the changes in economic policies and regulations, such as trade policies and tariffs;

●	those factors discussed in the section “Risk Factors” beginning on page 4 of this prospectus and information incorporated by reference therein; and

●	those factors referred to in “Item 3. Key Information — D. Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects” in our most recent Annual Report on Form 20-F, as amended or supplemented from time to time, as well as in our Annual Report on Form 20-F generally.

In addition, statements that contain “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus. While we believe that this information provides a reasonable basis for these statements, this information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

You should read this prospectus and the documents that we reference with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of securities as shall have a maximum aggregate offering price of $250,000,000. The actual per share price of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see “Plan of Distribution” below). The amount of securities we may actually offer and sell is subject to the limitations described on the cover page of this prospectus, including General Instruction I.B.5 of Form F-3 if the Public Float is below $75.0 million and our available authorized share capital.

SELECTED FINANCIAL DATA

Reverse Stock Split

On July 31, 2026, the Company’s Board of Directors approved a 1-for-7 reverse share split (the “Reverse Share Split”). The Company obtained shareholder approval for the Reverse Share Split at its Annual General Meeting of Shareholders held on November 14, 2025. The Company’s Ordinary Shares began trading on a split-adjusted basis on August 13, 2026. The Reverse Share Split does not affect the nominal (par) value of our Ordinary Shares, which remains NIS 48.00 per share, or our authorized and registered share capital, which remains NIS 864,000,000 divided into 18,000,000 Ordinary Shares.

The audited consolidated financial statements of the Company as of and for the year ended December 31, 2025 included in our most recent Annual Report on Form 20-F that are incorporated by reference into this prospectus, and the unaudited pro forma combined financial information incorporated by reference into this prospectus, are presented without giving effect to the Reverse Share Split. Except where the context otherwise requires, share and per share numbers in this prospectus reflect the Reverse Share Split.

The following selected financial data has been derived from our audited consolidated financial statements included in our Annual Report on Form 20-F filed with the SEC on April 27, 2026, as adjusted to reflect the Reverse Share Split for all periods presented. Our historical results are not indicative of the results that may be expected in the future.

AS REPORTED (in thousands, except share and per share amounts):

	FY2025 (audited)	FY2024 (audited)
Net income (loss)	$4,140	$(25,149)
Basic and diluted net income (loss) per ordinary share	$0.66	$(4.30)
Weighted average ordinary shares outstanding, basic and diluted	6,232,226	5,849,013
Ordinary shares outstanding at year end	7,020,502	5,850,906

AS ADJUSTED FOR 1-FOR-7 REVERSE SHARE SPLIT (unaudited, in thousands, except share and per share amounts)

Net income (loss)	$4,140	$(25,149)
Basic and diluted net income (loss) per ordinary share	$4.65	$(30.10)
Weighted average ordinary shares outstanding, basic and diluted	890,318	835,573
Ordinary shares outstanding at year end	1,002,929	835,844

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of securities offered by the Company will be used for general corporate purposes, which may include additions to working capital, operating expenses, research and development expenses, and other general corporate purposes. The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Additional information on the use of net proceeds from an offering of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

CAPITALIZATION

The following table sets forth our unaudited capitalization as of July 31, 2026, as follows:

●	on an actual basis; and

●	on a pro forma basis to reflect our receipt of the net proceeds from our sale of 1,538,462 Ordinary Shares in a public offering at the public offering price of $6.50 per Ordinary Share that closed on August 27, 2026 and the consummation of the Merger on August 26, 2026.

You should read this table in conjunction with the financial statements and related notes included by reference in this prospectus.

	As of July 31, 2026
In Thousands of Dollars (unaudited)	Actual	As Adjusted(1)
Cash, cash equivalents and short-term bank deposits	$6	$9,401
Notes payable/Long-term debt, including current portion	-	-
Stockholders’ equity:
Ordinary Shares	$89,409	$114,024
Additional paid-in-capital	$81,156	$(98,597)
Subscriptions payable	-	-
Accumulated deficit(2)	(167,128)	$(381)
Effects of rounding		$(2)
Total stockholders’ equity	$3,437	$15,044
Total capitalization	$3,437	$15,060

(1)	The as adjusted number of shares is based on shares outstanding as of July 31, 2026.
(2)	The Merger is accounted for as a reverse recapitalization, with MBody AI Corp. as the accounting acquirer. Accordingly, the Company’s pre-Merger accumulated deficit of $167,128 is eliminated against additional paid-in capital, and retained earnings reflect only those of MBody AI Corp. This reclassification within equity has no effect on total stockholders’ equity.

DIVIDEND POLICY

We do not currently plan to pay dividends. The declaration and payment of dividends by us are subject to the discretion of our Board of Directors (“Board of Directors” or the “Board”) and depend on many factors including our financial condition, earnings, capital requirements, covenants associated with our debt obligations, legal requirements, regulatory constraints and other factors deemed relevant by our Board of Directors. Therefore, there can be no assurance as to what level of dividends, if any, will be paid in the future. In deciding whether to pay future dividends, our Board of Directors may take into account such matters as general business conditions, industry practice, our financial condition and performance, our future prospects, our cash needs and capital investment plans, debt levels and requirements, income tax consequences, applicable law and such other factors as our Board of Directors may deem relevant.

DESCRIPTION OF ORDINARY SHARES

The following description is a summary of our amended and restated articles of association and Israeli corporate law regarding our ordinary shares. The following description may not contain all of the information that is important to you, and we therefore refer you to our amended and restated articles of association, a copy of which is filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

General

Our authorized and registered share capital is NIS 864,000,000 divided into 18,000,000 Ordinary Shares of a nominal (par) value of NIS 48.00 each (“Ordinary Shares”). As of September 21, 2026, an aggregate of approximately 15,293,584 Ordinary Shares were issued and outstanding.

Memorandum and Articles of Association

Registration Number and Purposes of the Company

Our registration number with the Israeli Registrar of Companies is 51-425981-1. Our purpose as set forth in our amended and restated articles of association is to engage in any lawful activity.

Voting Rights

All Ordinary Shares have identical voting and other rights in all respects.

Transfer of Shares

Our fully paid Ordinary Shares are issued in registered form and are not subject to any transfer restrictions under our amended and restated articles of association, other than the requirement to deliver a proper instrument of transfer to the Company (or its transfer agent); however, transfers may be restricted or prohibited by another instrument, applicable law or the rules of a stock exchange on which the shares are listed for trade. The Ordinary Shares are non-assessable (except as such non-assessability may be affected by Section 181 of the Israeli Companies Law and by Articles 14 and 16 of our amended and restated articles of association). Our Board of Directors has undertaken that it will not seek to make calls on or forfeit the shares offered hereby at any time if the nominal amount per share has not been paid. We have also undertaken to include on the agenda for our next annual general meeting of shareholders a proposal to amend our amended and restated articles of association to re-designate the Ordinary Shares as no-par value shares, subject to applicable law and shareholder approval. The ownership or voting of our Ordinary Shares by non-residents of Israel is not restricted in any way by our amended and restated articles of association or the laws of the State of Israel, except for ownership by nationals of some countries that are, or have been, in a state of war with Israel, according to applicable Israeli law’s requirements.

Our Board of Directors may, to the extent it deems necessary in its discretion, close the register of shareholders of registration of transfers of shares for a period determined by the Board of Directors, and no registrations of transfers of shares shall be made by us during any such period during which the register of shareholders is so closed. We shall notify shareholders with respect to such suspension of registration in such manner as shall be determined by our Board of Directors.

Election of Directors

Under our amended and restated articles of association, our Board of Directors must consist of not less than four but no more than eleven directors, including (if any) external directors (within the meaning of the Israeli Companies Law, 1999, or the “Israeli Companies Law”). Pursuant to our amended and restated articles of association, each of our directors will be appointed by a simple majority vote of holders of our voting shares, participating and voting at an annual general meeting of our shareholders (subject to the special approval requirements under the Israeli Companies Law for the election of external directors, if any). Our Ordinary Shares do not have cumulative voting rights for the election of directors.

Each director (other than external directors, if any) will hold office until the next annual general meeting following the annual general meeting at which they were elected and until his or her successor is elected and qualified, or until the occurrence of certain events, in accordance with the Israeli Companies Law and our amended and restated articles of association, including his or her earlier resignation, death or removal by a vote of the majority of the voting power of our shareholders at a general meeting or until his or her office expires by operation of law. In addition, our amended and restated articles of association allow our Board of Directors to appoint directors (other than external directors) to fill vacancies on the Board of Directors to serve for a term of office equal to the remaining period of the term of office of the directors(s) whose office(s) have been vacated.

Dividend and Liquidation Rights

We may declare a dividend to be paid to the holders of our Ordinary Shares in proportion to their respective shareholdings. Under the Israeli Companies Law, dividend distributions are determined by the board of directors and do not require the approval of the shareholders of a company unless the company’s articles of association provide otherwise. Our amended and restated articles of association do not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by our Board of Directors.

Pursuant to the Israeli Companies Law, we may declare and pay dividends only if, upon the determination of our Board of Directors, there is no reasonable concern that the distribution will prevent us from being able to meet the terms of our existing and foreseeable obligations as they become due. Under the Israeli Companies Law, the distribution amount is further limited to the greater of retained earnings or earnings generated over the two most recent years legally available for distribution according to our then last reviewed or audited financial statements (less the amount of previously distributed dividends, if not reduced from the earnings), provided that the date of the financial statements is not more than six months prior to the date of distribution. In the event that we do not have retained earnings or earnings generated over the two most recent years legally available for distribution, we must seek the approval of the court in order to distribute a dividend. The court may approve our request if it is convinced that there is no reasonable concern that the payment of a dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of our Ordinary Shares in proportion to the nominal value of their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Exchange Controls

There are currently no Israeli currency control restrictions on remittances of dividends on our Ordinary Shares, proceeds from the sale of the shares or interest or other payments to non-residents of Israel, except for shareholders who are subjects of countries that are, or have been, in a state of war with Israel.

Shareholder Meetings

Under Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year that must be held no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to in our amended and restated articles of association as special general meetings. Our Board of Directors may call special general meetings whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Israeli Companies Law provides that our Board of Directors is required to convene a special general meeting upon the written request of (i) any two of our directors or one-quarter of the serving members of our Board of Directors; or (ii) one or more shareholders holding, in the aggregate, either (a) 5% or more of our outstanding shares and 1% of our outstanding voting power or (b) 5% or more of our outstanding voting power.

Furthermore, the Israeli Companies Law requires that resolutions regarding the following matters be approved by our shareholders at a general meeting:

●	amendments to our articles of association;

●	appointment, terms of service and termination of service of our auditors;

●	appointment of external directors;

●	approval of certain related party transactions;

●	increases or reductions of our authorized share capital;

●	mergers; and

●	the exercise of our Board of Directors’ powers by a general meeting, if our Board of Directors is unable to exercise its powers and the exercise of any of its powers is essential for our proper management.

Subject to the provisions of the Israeli Companies Law and regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the Board of Directors, which, as a company listed on an exchange outside Israel, may be between four and 40 days prior to the date of the meeting.

The Israeli Companies Law requires that a notice of any annual general meeting or special general meeting be provided to shareholders at least 21 days prior to the meeting and if the agenda of the meeting includes, among other things, the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, an approval of a merger or the approval of the compensation policy, notice must be provided at least 35 days prior to the meeting.

Under the Israeli Companies Law, our shareholders are not permitted to take action via written consent in lieu of a meeting.

Voting rights

Quorum Requirements

Pursuant to our amended and restated articles of association, holders of our Ordinary Shares have one vote for each ordinary share held on all matters submitted to a vote before the shareholders at a general meeting. The quorum required for general meetings of our shareholders is at least two shareholders present in person, by proxy or written ballot, who hold or represent between them at least 25% of the total outstanding voting rights (or if a higher percentage is required by law, such higher percentage), within half an hour of the time fixed for the commencement of the meeting. A meeting adjourned for lack of a quorum is adjourned either to the same day in the following week at the same time and place or to such day, time and place as specified in the notice of the meeting or to such day, time and place as the chairman of the general meeting shall determine. At the reconvened meeting, at least two shareholders present in person or by proxy shall constitute a lawful quorum, unless the meeting of shareholders was convened at the demand of shareholders, in which case, the quorum shall be the presence of one or more shareholders holding at least 5% of our issued share capital and at least one percent of the voting power of our shares, or one or more shareholders with at least 5% of the voting power of our shares.

As of the date of this prospectus, our Chairman and entities affiliated with him hold, in the aggregate, 6,840,097 Ordinary Shares, representing approximately 44.7% of our outstanding Ordinary Shares. Because the quorum for a general meeting is two shareholders holding at least 25% of the total outstanding voting rights, they are able to constitute a quorum on their own and, subject to the special majority requirements described below, to determine the outcome of any matter decided by a simple majority of the votes cast at a general meeting, including the election of directors. Their interests may differ from the interests of our other shareholders, and their shareholding may have the effect of delaying, deferring or preventing a change of control of the Company.

Vote Requirements

Our amended and restated articles of association provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required by the Israeli Companies Law or by our amended and restated articles of association. Under the Israeli Companies Law, certain actions require a special majority, including: (i) approval of an extraordinary transaction with a controlling shareholder or in which the controlling shareholder has a personal interest and the terms of employment or other engagement of the controlling shareholder or a relative of the controlling shareholder (even if not extraordinary), requiring the approval described in Item 6C “Directors, Senior Management and Employees — Board Practices — Approval of Related Party Transactions under Israeli Law — Disclosure of Personal Interests of Controlling Shareholders and Approval of Certain Transactions” in our most recent Annual Report on Form 20-F; (ii) approval of a compensation policy, requiring the approval described in Item 6C “Directors, Senior Management and Employees — Board Practices — Compensation Committee and Compensation Policy” in our most recent Annual Report on Form 20-F; and (iii) approval of executive officer compensation inconsistent with our office holder compensation policy or the compensation of our chief executive officer (subject to limited exceptions), requiring the approval described in Item 6C “Directors, Senior Management and Employees — Board Practices — Approval of Related Party Transactions under Israeli Law — Disclosure of Personal Interests of an Office Holder and Approval of Certain Transactions” in our most recent Annual Report on Form 20-F. As of the date of this prospectus, our Chairman and entities affiliated with him constitute a “controlling shareholder” within the meaning of the Israeli Companies Law, with the result that the special majority requirements described above apply to extraordinary transactions with them and to certain compensation arrangements.

In addition, under the Israeli Companies Law the appointment of external directors requires the approval of a majority vote of the shares present and voting on the matter, provided that either: (i) such majority includes a majority of the shares held by all shareholders who are non-controlling shareholders and shareholders who do not have a personal interest in the election of the external director (other than a personal interest not deriving from a relationship with a controlling shareholder) that are voted at the meeting, excluding abstentions; or (ii) the total number of shares held by shareholders who are non-controlling shareholders and shareholders who do not have a personal interest in the election of the external director (other than a personal interest not derived from a relationship with a controlling shareholder) voted against the election of the external director does not exceed 2% of the aggregate voting rights in the company.

Furthermore, under the Israeli Companies Law the authorization of the chairman of the board to assume the role or responsibilities of the chief executive officer, or the authorization of the chief executive officer or his or her relative thereof to assume the role or responsibilities of the chairman of the board, for periods of no longer than three years each, is subject to receipt of the approval of a majority of the shares voting on the matter, provided that either (i) included in such majority are at least two-thirds of the shares of shareholders who are non-controlling shareholders and shareholders who do not have a personal interest in the resolution that are voted at the meeting on the matter (excluding any abstentions); or (ii) the total number of shares of shareholders specified in clause (i) who voted against the resolution does not exceed 2% of the voting rights in the company.

Another exception to the simple majority vote requirement is a resolution for the voluntary winding up, or an approval of a scheme of arrangement or reorganization, of the company pursuant to Section 350 of the Israeli Companies Law, which requires the approval of holders of 75% of the voting rights represented at the meeting and voting on the resolution.

Access to Corporate Records

Under the Israeli Companies Law, shareholders are provided access to: minutes of the general meetings of our shareholders; our shareholders register and principal shareholders register, articles of association and financial statements; and any document that we are required by law to file publicly with the Israeli Companies Registrar or the Israel Securities Authority. In addition, shareholders may request to be provided with any document in the company’s possession related to an action or transaction requiring shareholder approval under the related party transaction provisions of the Israeli Companies Law. We may deny this request if we believe it has not been made in good faith or if such denial is necessary to protect our interest or protect a trade secret or patent.

Modification of Class Rights

Under the Israeli Companies Law and our amended and restated articles of association, the rights attached to any class of shares, such as voting, liquidation and dividend rights, may be modified or cancelled by adoption of a resolution by the holders of a majority of all shares as one class, without any required separate resolution of any class of shares, or otherwise in accordance with the rights attached to such class of shares, as set forth in our amended and restated articles of association.

Acquisitions under Israeli Law

Full Tender Offer

A person wishing to acquire shares of an Israeli public company, and who would as a result hold over 90% of the target company’s voting rights or issued and outstanding share capital or a certain class of shares of the company, is required by the Israeli Companies Law to make a tender offer to all of the company’s shareholders (or all of the shareholders who hold shares of the relevant class , if applicable) for the purchase of all of the issued and outstanding shares of the company (or all of the issued and outstanding shares of that class, if applicable). If the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the company or of the applicable class, and more than half of the shareholders who do not have a personal interest in the offer accept the offer, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. However, a tender offer will also be accepted if the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of shares.

Upon a successful completion of such a full tender offer, any shareholder that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, may, within six months from the date of acceptance of the tender offer, petition an Israeli court to determine whether the tender offer was for less than fair value and that the fair value should be paid as determined by the court. However, under certain conditions, the offeror may include in the terms of the tender offer that an offeree who accepted the offer will not be entitled to petition the Israeli court as described above.

If (a) the shareholders who did not respond or accept the tender offer hold at least 5% of the issued and outstanding share capital of the company, or of the applicable class, and/or the shareholders who accept the offer constitute less than a majority of the offerees that do not have a personal interest in the acceptance of the tender offer, or (b) the shareholders who did not accept the tender offer hold 2% or more of the issued and outstanding share capital of the company (or of the applicable class), the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s issued and outstanding share capital or of the applicable class from shareholders who accepted the tender offer.

Special Tender Offer

The Israeli Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company, if there is no other shareholder that holds 25% or more of the voting rights in the company, subject to exceptions. Similarly, the Israeli Companies Law provides that an acquisition of shares in an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company, subject to certain exceptions. No tender offer is required if the acquisition of shares: (i) occurs in the context of a private placement, that was approved by the company’s shareholders and whose purpose is to give the acquirer at least 25% of the voting rights in the company if there is no person who holds 25% or more of the voting rights in the company, or as a private placement whose purpose is to give the acquirer 45% of the voting rights in the company, if there is no person who holds 45% of the voting rights in the company; (ii) was from a holder of 25% or more of the voting rights in the company following which the purchaser will hold 25% or more of the voting rights in the company; or (iii) was from a holder of more than 45% of the voting rights in the company following which the purchaser will hold more than 45% of the voting rights in the company. As of the date of this prospectus, our Chairman and entities affiliated with him hold, in the aggregate, approximately 44.7% of our outstanding Ordinary Shares. Because our Chairman and the entities affiliated with him are treated as holding Ordinary Shares together for purposes of the Israeli Companies Law, their holdings are aggregated in applying the 45% threshold. Accordingly, any acquisition of Ordinary Shares by our Chairman or by any of those entities that would take their aggregate holding above 45% of our voting rights would, unless an exception applies, be required to be effected by way of a special tender offer.

A special tender offer must be extended to all shareholders of a company (but the offeror is not required to purchase shares representing more than 5% of the voting power attached to the company’s outstanding shares, regardless of how many shares are tendered by shareholders). A special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror; and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer (excluding the purchaser, its controlling shareholders, holders of 25% or more of the voting rights in the company or any person having a personal interest in the acceptance of the tender offer, or anyone on their behalf, including any such person’s relatives and entities under their control). If a special tender offer is accepted, then the purchaser or any person or entity controlling it, at the time of the offer, and any person or entity under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

Merger

The Israeli Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain requirements described under the Israeli Companies Law are met, by a majority vote of each party’s shares, and, in the case of the target company, a majority vote of each class of its shares, voted on the proposed merger at a shareholders meeting. The board of directors of a merging company may not approve the merger if it determines that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the merging entities.

For purposes of the shareholder vote of a merging company whose shares are held by the other merging company or a person or entity holding 25% or more of any of the means of control of the other merging entity, unless a court rules otherwise, the merger will not be deemed approved if a majority of the votes of shares voting on the matter at the shareholders meeting (excluding abstentions) that are held by parties other than the other party to the merger, or by any other person or entity who holds 25% or more of the voting rights or the right to appoint 25% or more of the directors of the other party, or anyone on their behalf including their relatives or corporations controlled by any of them, vote against the merger. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same Special Majority approval that governs all extraordinary transactions with controlling shareholders (as described in Item 6C “Directors, Senior Management and Employees — Board Practices — Approval of Related Party Transactions under Israeli Law — Disclosure of Personal Interests of Controlling Shareholders and Approval of Certain Transactions” in our most recent Annual Report on Form 20-F).

If the transaction would have been approved by the shareholders of a merging company but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the valuation of the merging companies and the consideration offered to the shareholders.

Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the merging entities and may further give instructions to secure the rights of creditors.

In addition, a merger may not be consummated unless at least 50 days have passed from the date on which a proposal for approval of the merger was filed by each party with the Israeli Registrar of Companies and at least 30 days have passed from the date on which the merger was approved by the shareholders of each party.

Anti-Takeover Measures under Israeli Law

The Israeli Companies Law allows us to create and issue shares having rights different from those attached to our Ordinary Shares, including shares providing certain preferred rights with respect to voting, distributions or other matters and shares having preemptive rights. No preferred shares are currently authorized under our amended and restated articles of association. In the future, if we do authorize, create and issue a specific class of preferred shares, such class of shares, depending on the specific rights that may be attached to it, may have the ability to frustrate or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their Ordinary Shares. The authorization and designation of a class of preferred shares will require an amendment to our amended and restated articles of association, which requires the prior approval of the holders of a majority of the voting power attached to our issued and outstanding shares at a general meeting. The convening of the meeting, the shareholders entitled to participate, and the majority vote required to be obtained at such a meeting will be subject to the requirements set forth in the Israeli Companies Law and our amended and restated articles of association as described above in “— Voting Rights.”

Borrowing Powers

Pursuant to the Israeli Companies Law and our amended and restated articles of association, our Board of Directors may exercise all powers and take all actions that are not required under law or under our amended and restated articles of association to be exercised or taken by our shareholders, including the power to borrow money for company purposes.

Changes in Capital

Our amended and restated articles of association enable us to increase or reduce our share capital. Any such changes are subject to the provisions of the Israeli Companies Law and must be approved by a resolution duly passed by our shareholders at a general meeting by voting on such change in the capital. In addition, transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings or profits, require the approval of both our Board of Directors and an Israeli court.

DESCRIPTION OF WARRANTS

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

General

We may issue warrants to purchase Ordinary Shares. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants may be issued under a separate warrant agreement to be entered into between us and a warrant agent, or may be issued directly by us without a warrant agent, as described in the applicable prospectus supplement. If a warrant agent is appointed, the warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

Our ability to issue warrants, and to issue Ordinary Shares upon exercise of warrants, is limited by our authorized share capital. As of the date of this prospectus, 2,706,416 Ordinary Shares remained unissued out of our authorized share capital, and we will not issue warrants exercisable for a number of Ordinary Shares exceeding the number of Ordinary Shares then available for issuance and reserved for that purpose. In addition, the par value of our Ordinary Shares is NIS 48.00 per share, which exceeds the recent trading price of our Ordinary Shares, and under the Israeli Companies Law our ability to issue Ordinary Shares for consideration below their par value is restricted. As a result, we may be unable to issue warrants with an exercise price below the par value of our Ordinary Shares unless and until our shareholders approve the re-designation of our Ordinary Shares as shares with no par value. We intend to seek that approval, together with an increase in our authorized share capital, at our next annual general meeting of shareholders, and no assurance can be given that either will be obtained. There is no established public trading market for the warrants and, unless otherwise stated in the applicable prospectus supplement, we do not intend to apply to list any warrants on any securities exchange or quotation system.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued and exercised;

●	the currency or currencies in which the price of such warrants will be payable;

●	the securities purchasable upon exercise of such warrants;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	any material United States federal and Israeli income tax consequences;

●	the anti-dilution provisions of the warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement

We and the warrant agent, if applicable, may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants. Any amendment or supplement to a warrant agreement that materially and adversely affects the interests of the holders of the warrants issued thereunder will require the consent of the holders of a majority of the then outstanding warrants of that series, or such other proportion as may be specified in the applicable prospectus supplement.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.

General

We may issue subscription rights to purchase Ordinary Shares. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our shareholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.

Our ability to issue subscription rights, and to issue Ordinary Shares upon exercise of subscription rights, is limited by our authorized share capital. In addition, the par value of our Ordinary Shares is NIS 48.00 per share, which exceeds the recent trading price of our Ordinary Shares, and under the Israeli Companies Law our ability to issue Ordinary Shares for consideration below their par value is restricted. As a result, we may be unable to issue subscription rights with a subscription price below the par value of our Ordinary Shares unless and until our shareholders approve the re-designation of our Ordinary Shares as shares with no par value. We intend to seek that approval, together with an increase in our authorized share capital, at our next annual general meeting of shareholders, and no assurance can be given that either will be obtained. There is no established public trading market for the subscription rights and, unless otherwise stated in the applicable prospectus supplement, we do not intend to apply to list any subscription rights on any securities exchange or quotation system. In addition, as of the date of this prospectus our Chairman and entities affiliated with him hold, in the aggregate, approximately 44.7% of our outstanding Ordinary Shares. Any exercise by them of an over-subscription privilege in a subscription rights offering that increased their aggregate holding above 45% of our voting rights would, unless an exception applies, be required to be effected by way of a special tender offer under the Israeli Companies Law. See “Description of Ordinary Shares — Acquisitions under Israeli Law — Special Tender Offer.”

The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

●	the title of such subscription rights;

●	the securities for which such subscription rights are exercisable;

●	the exercise price for such subscription rights;

●	the number of such subscription rights issued to each shareholder;

●	the extent to which such subscription rights are transferable;

●	if applicable, a discussion of the material United States federal and Israel income tax considerations applicable to the issuance or exercise of such subscription rights;

●	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

●	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

●	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of Ordinary Shares at such exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the Ordinary Shares purchasable upon such exercise. We may determine to offer any unsubscribed securities offered directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

Our ability to issue units, and to issue the securities comprising units, is limited by our authorized share capital. In addition, the par value of our Ordinary Shares is NIS 48.00 per share, which exceeds the recent trading price of our Ordinary Shares, and under the Israeli Companies Law our ability to issue Ordinary Shares for consideration below their par value is restricted. As a result, we may be unable to issue units consisting of warrants with an exercise price below the par value of our Ordinary Shares and/or subscription rights with a subscription price below the par value of our Ordinary Shares unless and until our shareholders approve the re-designation of our Ordinary Shares as shares with no par value. We intend to seek that approval, together with an increase in our authorized share capital, at our next annual general meeting of shareholders, and no assurance can be given that either will be obtained. There is no established public trading market for the units and, unless otherwise stated in the applicable prospectus supplement, we do not intend to apply to list any units on any securities exchange or quotation system.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	the material terms of a unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement relating to such units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find More Information” beginning on page 34 and “Incorporation of Certain Information by Reference” beginning on page 31. We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

PLAN OF DISTRIBUTION

Securities covered by this prospectus may be sold from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices. The securities being offered by this prospectus may be sold:

●	through agents;

●	to or through one or more underwriters on a firm commitment or agency basis;

●	through put or call option transactions relating to the securities;

●	to or through dealers, who may act as agents or principals, including a block trade (which may involve crosses) in which a broker or dealer so engaged will attempt to sell as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through privately negotiated transactions;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●	directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;

●	to or through one or more underwriters on a firm commitment or best-efforts basis;

●	exchange distributions and/or secondary distributions;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	in an “at the market offering”, within the meaning of Rule 415(a)(4) of the Securities Act into an existing trading market, on an exchange or otherwise;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

●	transactions in options, swaps or other derivatives that may or may not be listed on an exchange;

●	through any other method permitted pursuant to applicable law; or

●	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best-efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. Unless otherwise specified in connection with a particular underwritten offering of securities, the underwriters will not be obligated to purchase the offered securities unless specified conditions are satisfied, and if the underwriters purchase any of the offered securities, they will purchase all of the offered securities.

The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled, under agreements which may be entered into, indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us, our subsidiaries or their affiliates.

Under the securities laws of some jurisdictions, the securities offered by this prospectus may be sold in those jurisdictions only through registered or licensed brokers or dealers. Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person.

Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

●	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

●	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

●	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

Each series of offered securities, other than the Ordinary Shares which are listed on Nasdaq Capital Market, will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

The specific terms of any lock-up provisions applicable to a particular offering of securities will be described in the applicable prospectus supplement.

The expenses of any particular offering of our securities will be detailed in the applicable prospectus supplement.

We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions, which may take place through a stock exchange, including block trades or ordinary broker’s transactions, through broker-dealers acting as principal or agent, through privately negotiated transactions, through an underwritten public offering, or through a combination of any of these methods, at market prices prevailing at the time of sale, at prices relating to those prevailing market prices, or at negotiated or fixed prices.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will offer and sell our ordinary shares to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell ordinary shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any ordinary shares sold will be sold at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

EXPENSES

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, all of which shall be borne by the Company. All of such fees and expenses, except for the SEC registration fee and FINRA fees, are estimated.

SEC registration fee		$34,525
FINRA fees		$38,000
Transfer agent’s fees and expenses	$	*
Legal fees and expenses	$	*
Printing fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous fees and expenses	$	*
Total	$	*

*	To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, except for any information superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 20-F for the year ended December 31, 2025, filed with the SEC on April 27, 2026;

●	our Reports of Foreign Private Issuer on Form 6-K filed on January 23, 2026, January 26, 2026, January 30, 2026, February 24, 2026, March 31, 2026, May 12, 2026, June 24, 2026, June 29, 2026, August 6, 2026, August 6, 2026, August 10, 2026, August 19, 2026, August 26, 2026, August 28, 2026, September 16, 2026 and September 22, 2026; and

●	the description of our Ordinary Shares contained in our Form F-3 filed on January 28, 2022 (File No. 333-262401), including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all subsequent Annual Reports on Form 20-F that we file with the SEC after the date of this prospectus and prior to the termination of the offering, and any Report on Form 6-K that we furnish during that period (or any portion of such report) that states that it is being incorporated by reference into this prospectus. In addition, all such documents filed or furnished after the date of the initial registration statement and prior to its effectiveness that so state shall be deemed to be incorporated by reference. Any statement so incorporated shall be deemed modified or superseded to the extent a later statement modifies or supersedes it

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

MBody AI Ltd.

7111 Syntex Drive, 3rd Floor

Mississauga, Ontario, Canada

Tel: (702) 793-4300

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by RIMÔN PC, Israeli counsel to the Company and Paul Hastings LLP, U.S. securities counsel to the Company. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of MBody AI Corp., as of December 31, 2024 and for the period from October 7, 2024 (date of formation) to December 31, 2024, have been audited by BCRG Group, an independent registered public accounting firm, as set forth in their report thereon, and are incorporated by reference herein in reliance upon such report given on the authority of such firm as expert in accounting and auditing.

The financial statements of MBody AI Corp., as of December 31, 2025 and for the year then ended, have been audited by BCRG Group, an independent registered public accounting firm, as set forth in their report thereon, and are incorporated by reference herein in reliance upon such report given on the authority of such firm as expert in accounting and auditing.

The consolidated financial statements of Check-Cap Ltd., as of December 31, 2025, 2024 and 2023 and for the years then ended, have been audited by BCRG Group, an independent registered public accounting firm, as set forth in their report thereon, and are incorporated by reference herein in reliance upon such report given on the authority of such firm as expert in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, including us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is https://mbody.ai/. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

DISCLOSURE OF SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to our amended and restated articles of association, the Israeli Companies Law and the Israeli Securities Law, the indemnification and exculpation agreements we have entered into with our office holders, our directors’ and officers’ liability insurance, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. For a description of these arrangements, see Item 6.C “Directors, Senior Management and Employees — Board Practices” in our most recent Annual Report on Form 20-F and Part II, Item 8 of the registration statement of which this prospectus forms a part.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in the registration statement of which this prospectus forms a part, a substantial majority of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because a majority of our outstanding voting securities are held of record by non-U.S. residents and substantially a majority of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, RIMÔN PC, that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning Israel is not the most appropriate forum to bring such a claim. In Israeli courts, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process and certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

●	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;

●	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

●	the judgment is executory in the state in which it was given.

Even if these conditions are met, an Israeli court will not declare a foreign civil judgment enforceable if:

●	the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);

●	the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel;

●	the judgment was obtained by fraud;

●	the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;

●	the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;

●	the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or

●	at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

The information in this preliminary prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. The selling securityholders may not sell these securities until such registration statement is effective. This preliminary prospectus is not an offer to sell or the solicitation of an offer to buy these securities, and there shall not be any sale of these securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful.

SUBJECT TO COMPLETION, DATED SEPTEMBER 22, 2026

PROSPECTUS

Up to 12,379,581 Ordinary Shares

This prospectus relates to the offer and sale from time to time by the selling securityholders or their permitted transferees (collectively, the “Selling Securityholders”) of up to 12,379,581 ordinary shares (the “Ordinary Shares”), par value NIS 48.00 per share of MBody AI Ltd. (formerly known as Check-Cap Ltd.) (the “Resale Shares”), issued by the Company to former shareholders of MBody AI Corp. in connection with the merger (“Merger”) pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), by and among MBody AI Ltd. (formerly known as Check-Cap Ltd.) (the “Company”), MBody AI Corp., a Nevada corporation, and CC Merger Sub Inc. (the “Merger Sub”), a Nevada corporation and a direct, wholly owned subsidiary of the Company. We will not receive any proceeds from the sale of the Resale Shares by the Selling Securityholders pursuant to this prospectus.

We do not know when or in what amount the Selling Securityholders may sell their securities hereunder following the effective date of the registration statement of which this prospectus forms a part. The Ordinary Shares being offered for resale pursuant to this prospectus by the Selling Securityholders represent approximately 80.9% of Ordinary Shares outstanding. Given the substantial number of Ordinary Shares being registered for potential resale by the Selling Securityholders pursuant to this prospectus, the sale of Ordinary Shares by the Selling Securityholders, or the perception in the market that Selling Securityholders holding a large number of Ordinary Shares intend to sell shares, could increase the volatility of the market price of our Ordinary Shares or result in a significant decline in the public trading price of our Ordinary Shares. Ordinary Shares representing 11,231,921 of the Resale Shares, including all Resale Shares held by our affiliates, are subject to lock-up agreements, as described below.

We will bear all costs, expenses and fees in connection with the registration of the securities. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their respective sales of the securities.

Our registration of the securities covered by this prospectus does not mean that either we or the Selling Securityholders will issue, offer or sell, as applicable, any Ordinary Shares. The Selling Securityholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Securityholders may sell the shares in the section entitled “Plan of Distribution.”

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our Ordinary Shares.

Our Ordinary Shares are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “MBAI.” On September 22, 2026, the closing trading price of our Ordinary Shares was $6.38.

As of September 21, 2026, the Company had approximately 15,293,584 Ordinary Shares issued and outstanding. The securities offered hereby represent a substantial portion of our issued and outstanding securities, and our Selling Securityholders will be able to sell their securities covered by this prospectus for so long as the registration statement of which this prospectus forms a part is available for use.

Ordinary Shares held by certain of the Selling Securityholders are subject to lock-up agreements entered into in connection with the underwritten public offering of the Company (the “Offering”) that closed on August 27, 2026. As of the date of this prospectus, 11,231,921 of the Ordinary Shares offered by this prospectus are subject to a lock-up expiring on February 22, 2027, being 180 days following the date of the final prospectus relating to the Offering, subject to certain customary exceptions, without the prior written consent of Northland Securities, Inc. Ordinary Shares subject to a lock-up agreement may not be sold under this prospectus until the applicable lock-up period expires, unless the restriction is waived in accordance with the terms thereof. See “Plan of Distribution.”

We are a “foreign private issuer,” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. Moreover, we are not required to file periodic reports and financial statements with the U.S. Securities and Exchange Commission (the “SEC”) as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Investing in our Ordinary Shares involves a high degree of risk. Before buying any Ordinary Shares you should carefully read the discussion of material risks of investing in such securities in “Risk Factors” beginning on page 6 of this prospectus.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION, THE ISRAEL SECURITIES AUTHORITY NOR ANY STATE OR OTHER FOREIGN SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is    , 2026

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC using a “shelf” registration process. By using a shelf registration statement, the Selling Securityholders may, from time to time, offer and sell the securities as described in this prospectus in one or more offerings. To the extent permitted by law, we may also file or authorize one or more prospectus supplements and/or free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and/or free writing prospectus may also add, update or change information contained in this prospectus. Any statement made in this prospectus will be modified or superseded by any inconsistent statement made in a prospectus supplement and/or free writing prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses) together with all of the information incorporated by reference herein, as well as the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than the information contained or incorporated by reference in this prospectus, any amendment or supplement to this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we may have referred you. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the Selling Securityholders have not authorized any other person to provide you with different or additional information. Neither we nor the Selling Securityholders are making an offer to sell the securities covered by this prospectus in any jurisdiction where the offer or sale is not permitted. This offering is being made in the United States and elsewhere solely on the basis of the information contained in this prospectus. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities covered by this prospectus. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstance under which such offer or solicitation is unlawful.

For investors outside the United States: Neither we nor the Selling Securityholders have done anything that would permit this offering or the possession or distribution of this prospectus in any jurisdiction where action for those purposes is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, this offering of securities covered by this prospectus and the distribution of this prospectus outside the United States.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. Neither we nor the Selling Securityholders have authorized anyone to provide you with different information. We and the Selling Securityholders are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. We and the Selling Securityholders are not making, nor will we make, an offer to sell the securities covered by this prospectus in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any supplement to this prospectus is current only as of the dates on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless the context otherwise requires, we use the terms “MBody AI,” “Company,” “we,” “us” and “our” in this prospectus to refer to MBody AI Ltd. and its consolidated subsidiaries.

1

MARKET AND INDUSTRY DATA

This prospectus includes (and documents we incorporate by reference in this prospectus may include) estimates regarding market and industry data. Unless otherwise indicated, information concerning our industry and the markets in which we operate, including our general expectations, market position, market opportunity and market size, are based on our management’s knowledge and experience in the markets in which we operate, together with currently available information obtained from various sources, including publicly available information, industry reports and publications, surveys, our customers, trade and business organizations and other contacts in the markets in which we operate. Certain information is based on management estimates, which have been derived from third-party sources, as well as data from our internal research.

In presenting this information, we have made certain assumptions that we believe to be reasonable based on such data and other similar sources and on our knowledge of, and our experience to date in, the markets in which we operate. While we believe the estimated market and industry data included in this prospectus (or documents we have incorporated by reference) is generally reliable, such information is inherently uncertain and imprecise. Market and industry data is subject to change and may be limited by the availability of raw data, the voluntary nature of the data gathering process and other limitations inherent in any statistical survey of such data. In addition, projections, assumptions and estimates of the future performance of the markets in which we operate are necessarily subject to uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” and incorporated by reference herein. These and other factors could cause results to differ materially from those expressed in the estimates made by third parties and by us. Accordingly, you are cautioned not to place undue reliance on such market and industry data or any other such estimates.

2

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and the Private Securities Litigation Reform Act of 1995 and, as such, may involve risks and uncertainties. All statements included or incorporated by reference in this prospectus, other than statements that are purely historical, are forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “could,” “potential,” “continue” or similar terminology. These statements are based on the beliefs and assumptions of our management based on information currently available to management. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements.

The forward-looking statements included or incorporated by reference in this prospectus are subject to additional risks and uncertainties further identified and discussed under “Risk Factors” in this prospectus, in “Item 3. — Key Information — D. Risk Factors” in our most recent Annual Report on Form 20-F or in our Reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement and are based on information available to us on the filing date of this prospectus. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this prospectus. New risks and uncertainties arise from time to time, and we cannot predict those events or how they may affect us. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements.

We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	our ability to recognize the anticipated benefits of the Merger;

●	our ability to successfully integrate and operate the combined business following the Merger;

●	potential securities class action or shareholder derivative litigation in connection with the Merger;

●	our ability to execute our business strategy, scale customer deployments, and expand adoption of our platform;

●	our customers’ demand for embodied AI solutions and our customers’ ability to achieve expected operational benefits from our platform;

●	the timing, development, integration, and performance of our platform features and capabilities;

●	our reliance on third-party hardware vendors, software integrations, and deployment partners;

●	our reliance on single-source suppliers for the robots we procure and deploy;

●	the performance of our platform in customer-controlled environments and facilities;

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●	our dependence on a limited number of customers, including MGM Resorts International Operations, Inc. and its affiliates and Caesars Enterprise Services, LLC and its affiliates, for substantially all of our revenue;

●	our ability to obtain and retain rights to operational data and the performance and reliability of our artificial intelligence models;

●	claims, liabilities, or incidents arising from the operation of autonomous systems in customer environments;

●	the security of our platform and of the operational and customer data it processes, and the consequences of a cybersecurity incident affecting us, our customers or our customers’ facilities;

●	our limited operating history and ability to sustain or grow profitability;

●	changes in personnel and availability of qualified personnel;

●	our ability to obtain and maintain patent protection, including the timely conversion of our provisional patent applications into non-provisional applications;

●	the scope of protection we are able to establish and maintain for our intellectual property rights, including those covering our platform and our legacy C-Scan assets, and our ability to operate our business without infringing the intellectual property rights of others;

●	our ability to establish and maintain strategic partnerships and other corporate collaborations;

●	the implementation of our business model and strategic plans for our business;

●	regulatory requirements applicable to autonomous systems, artificial intelligence, robotics, and customer operating environments;

●	changes in laws, regulations, trade policies, tariffs, or geopolitical conditions affecting hardware procurement or deployments;

●	our ability to continue as a going concern;

●	our history of losses;

●	our liquidity, capital requirements, and ability to obtain additional financing on acceptable terms;

●	our needs for additional capital to fund our operations and our inability to obtain additional capital on acceptable terms, or at all;

●	the capital-intensive nature of our business and our ability to fund the acquisition and deployment of robots;

●	our ability to achieve an acceptable cost of goods for the robots we procure and deploy;

●	the residual value we are able to realize on robots returned to us at the end of lease terms;

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●	the impact of the accounting treatment of our customer lease arrangements under ASC 842 on the comparability of our reported revenue, gross profit and net income between periods;

●	the limitation on the amount of securities we may sell in primary offerings under General Instruction I.B.5 of Form F-3 for so long as the aggregate market value of our Ordinary Shares held by non-affiliates is below $75.0 million;

●	our ability to obtain shareholder approval to increase our authorized share capital and to re-designate our Ordinary Shares as no-par value shares, and the limitation on the number of Ordinary Shares we are able to issue until that approval is obtained and becomes effective;

●	the effect on the market price of our Ordinary Shares of sales, or the perception that sales may occur, of the substantial number of Ordinary Shares registered under the registration statement of which this prospectus forms a part, including following the expiry of applicable lock-up arrangements;

●	our failure to maintain compliance with Nasdaq continued listing requirements;

●	our ability to realize value from our legacy C-Scan assets, including our patent portfolio and proprietary medical equipment, whether through further development, licensing, sale or otherwise;

●	if we elect to resume development or commercialization of C-Scan, the time, cost, clinical results, regulatory clearances, manufacturing and supply arrangements and third-party reimbursement that would be required, and our ability to obtain them;

●	our ability to realize the anticipated benefits of the acquired Ghost Kitchen representative rights in New Jersey;

●	risks relating to our incorporation in the State of Israel, including the difficulty of effecting service of process on, and enforcing United States judgments against, us and our directors and officers;

●	our status as a foreign private issuer, the reduced reporting and procedural requirements available to us as a result, and the consequences if we cease to qualify as a foreign private issuer;

●	competitive companies, technologies and our industry;

●	current or future adverse developments with respect to financial institutions and associated liquidity risk;

●	unfavorable economic and market conditions, including uncertainties around the impact of inflation, cost of capital and the impact from the changes in economic policies and regulations, such as trade policies and tariffs;

●	those factors discussed in the section “Risk Factors” beginning on page 6 of this prospectus; and

●	those factors referred to in “Item 3. Key Information — D. Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects” in our most recent Annual Report on Form 20-F, as amended and/or supplemented from time to time, as well as in our Annual Report on Form 20-F generally.

In addition, statements that contain “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus. While we believe that this information provides a reasonable basis for these statements, this information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

You should read this prospectus and the documents that we reference with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks described under Item 3.D. – “Risk Factors” in our most recent Annual Report on Form 20-F, as amended and/or supplemented from time to time, or any updates in our Reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements. You should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

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THE OFFERING

Registrant	MBody AI Ltd.

Ordinary Shares offered by the Selling Securityholders:	Up to 12,379,581 Ordinary Shares

Ordinary Shares outstanding prior to this offering	15,293,584 Ordinary Shares

Ordinary shares outstanding after this offering	15,293,584 Ordinary Shares(1)

Terms of the offering	The Selling Securityholders will determine when and how they will dispose of any Ordinary Shares registered under this prospectus for resale.

Lock-up agreements	11,231,921 of the Ordinary Shares offered by this prospectus are subject to lock-up agreements expiring on February 22, 2027, being 180 days following the date of the final prospectus relating to the Offering, subject to certain customary exceptions, without the prior written consent of Northland Securities, Inc. See “Plan of Distribution.”

Use of proceeds	We will not receive any proceeds from the sale of the Resale Shares.

Risk factors	Investing in our securities involves a high degree of risk. You should read the “Risk Factors” section starting on page 6 of this prospectus, and “Item 3. — Key Information — D. Risk Factors” in our most recent Annual Report on Form 20-F, which is incorporated by reference herein, and other information included or incorporated by reference in this prospectus for a discussion of factors to consider carefully before deciding to invest in our Ordinary Shares.

Listing	Our Ordinary Shares are listed on Nasdaq under the symbol “MBAI.”

Transfer Agent	Equiniti Trust Company, LLC

(1)	The number of Ordinary Shares to be outstanding immediately after this offering is 15,293,584 as shown above. This number excludes Ordinary Shares issuable upon the exercise of outstanding warrants, Ordinary Shares issuable upon the exercise of outstanding options granted under our option and equity incentive plans, and restricted stock units issued to employees, consultants and directors.

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SELECTED FINANCIAL DATA

Reverse Stock Split

On July 31, 2026, the Company’s Board of Directors approved a 1-for-7 reverse share split (the “Reverse Share Split”). The Company obtained shareholder approval for the Reverse Share Split at its Annual General Meeting of Shareholders held on November 14, 2025. The Company’s Ordinary Shares began trading on a split-adjusted basis on August 13, 2026. The Reverse Share Split does not affect the nominal (par) value of our Ordinary Shares, which remains NIS 48.00 per share, or our authorized and registered share capital, which remains NIS 864,000,000 divided into 18,000,000 Ordinary Shares.

The audited consolidated financial statements of the Company as of and for the year ended December 31, 2025 included in our most recent Annual Report on Form 20-F that are incorporated by reference into this prospectus, and the unaudited pro forma combined financial information incorporated by reference into this prospectus, are presented without giving effect to the Reverse Share Split. Except where the context otherwise requires, share and per share numbers in this prospectus reflect the Reverse Share Split.

The following selected financial data has been derived from our audited consolidated financial statements included in our Annual Report on Form 20-F filed with the SEC on April 27, 2026, as adjusted to reflect the Reverse Share Split for all periods presented. Our historical results are not indicative of the results that may be expected in the future.

AS REPORTED (in thousands, except share and per share amounts):

	FY2025 (audited)	FY2024 (audited)
Net income (loss)	$4,140	$(25,149)
Basic and diluted net income (loss) per ordinary share	$0.66	$(4.30)
Weighted average ordinary shares outstanding, basic and diluted	6,232,226	5,849,013
Ordinary shares outstanding at year end	7,020,502	5,850,906

AS ADJUSTED FOR 1-FOR-7 REVERSE SHARE SPLIT (unaudited, in thousands, except share and per share amounts)

Net income (loss)	$4,140	$(25,149)
Basic and diluted net income (loss) per ordinary share	$4.65	$(30.10)
Weighted average ordinary shares outstanding, basic and diluted	890,318	835,573
Ordinary shares outstanding at year end	1,002,929	835,844

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USE OF PROCEEDS

We will not receive any proceeds from the sale or other disposition of the Resale Shares by the Selling Securityholders pursuant to this prospectus.

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CAPITALIZATION

The following table sets forth our unaudited capitalization as of July 31, 2026, as follows:

●	on an actual basis; and

●	on a pro forma basis to reflect our receipt of the net proceeds from our sale of 1,538,462 Ordinary Shares in a public offering at the public offering price of $6.50 per Ordinary Share that closed on August 27, 2026 and the consummation of the Merger on August 26, 2026.

You should read this table in conjunction with the financial statements and related notes included by reference in this prospectus.

	As of July 31, 2026
In Thousands of Dollars (unaudited)	Actual	As Adjusted(1)
Cash, cash equivalents and short-term bank deposits	$6	$9,401
Notes payable/Long-term debt, including current portion	-	-
Stockholders’ equity:
Ordinary Shares	$89,409	$114,024
Additional paid-in-capital	$81,156	$(98,597)
Subscriptions payable	-	-
Accumulated deficit(2)	(167,128)	$(381)
Effects of rounding		$(2)
Total stockholders’ equity	$3,437	$15,044
Total capitalization	$3,437	$15,060

(1)	The as adjusted number of shares is based on shares outstanding as of July 31, 2026.
(2)	The Merger is accounted for as a reverse recapitalization, with MBody AI Corp. as the accounting acquirer. Accordingly, the Company’s pre-Merger accumulated deficit of $167,128 is eliminated against additional paid-in capital, and retained earnings reflect only those of MBody AI Corp. This reclassification within equity has no effect on total stockholders’ equity.

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DESCRIPTION OF ORDINARY SHARES

The following description is a summary of our amended and restated articles of association and Israeli corporate law regarding our ordinary shares. The following description may not contain all of the information that is important to you, and we therefore refer you to our amended and restated articles of association, a copy of which is filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

General

Our authorized and registered share capital is NIS 864,000,000 divided into 18,000,000 Ordinary Shares of a nominal (par) value of NIS 48.00 each (“Ordinary Shares”). As of September 21, 2026, an aggregate of approximately 15,293,584 Ordinary Shares were issued and outstanding.

Memorandum and Articles of Association

Registration Number and Purposes of the Company

Our registration number with the Israeli Registrar of Companies is 51-425981-1. Our purpose as set forth in our amended and restated articles of association is to engage in any lawful activity.

Voting Rights

All Ordinary Shares have identical voting and other rights in all respects.

Transfer of Shares

Our fully paid Ordinary Shares are issued in registered form and are not subject to any transfer restrictions under our amended and restated articles of association, other than the requirement to deliver a proper instrument of transfer to the Company (or its transfer agent); however, transfers may be restricted or prohibited by another instrument, applicable law or the rules of a stock exchange on which the shares are listed for trade. The Ordinary Shares are non-assessable (except as such non-assessability may be affected by Section 181 of the Israeli Companies Law and by Articles 14 and 16 of our amended and restated articles of association). Our Board of Directors has undertaken that it will not seek to make calls on or forfeit the shares registered hereby at any time if the nominal amount per share has not been paid. We have also undertaken to include on the agenda for our next annual general meeting of shareholders a proposal to amend our amended and restated articles of association to re-designate the Ordinary Shares as no-par value shares, subject to applicable law and shareholder approval. The ownership or voting of our Ordinary Shares by non-residents of Israel is not restricted in any way by our amended and restated articles of association or the laws of the State of Israel, except for ownership by nationals of some countries that are, or have been, in a state of war with Israel, according to applicable Israeli law’s requirements.

Our Board of Directors may, to the extent it deems necessary in its discretion, close the register of shareholders of registration of transfers of shares for a period determined by the Board of Directors, and no registrations of transfers of shares shall be made by us during any such period during which the register of shareholders is so closed. We shall notify shareholders with respect to such suspension of registration in such manner as shall be determined by our Board of Directors.

Election of Directors

Under our amended and restated articles of association, our Board of Directors must consist of not less than four but no more than eleven directors, including (if any) external directors (within the meaning of the Israeli Companies Law, 1999, or the “Israeli Companies Law”). Pursuant to our amended and restated articles of association, each of our directors will be appointed by a simple majority vote of holders of our voting shares, participating and voting at an annual general meeting of our shareholders (subject to the special approval requirements under the Israeli Companies Law for the election of external directors, if any). Our Ordinary Shares do not have cumulative voting rights for the election of directors.

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Each director (other than external directors, if any) will hold office until the next annual general meeting following the annual general meeting at which they were elected and until his or her successor is elected and qualified, or until the occurrence of certain events, in accordance with the Israeli Companies Law and our amended and restated articles of association, including his or her earlier resignation, death or removal by a vote of the majority of the voting power of our shareholders at a general meeting or until his or her office expires by operation of law. In addition, our amended and restated articles of association allow our Board of Directors to appoint directors (other than external directors) to fill vacancies on the Board of Directors to serve for a term of office equal to the remaining period of the term of office of the director(s) whose office(s) have been vacated.

Dividend and Liquidation Rights

We may declare a dividend to be paid to the holders of our Ordinary Shares in proportion to their respective shareholdings. Under the Israeli Companies Law, dividend distributions are determined by the board of directors and do not require the approval of the shareholders of a company unless the company’s articles of association provide otherwise. Our amended and restated articles of association do not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by our Board of Directors.

Pursuant to the Israeli Companies Law, we may declare and pay dividends only if, upon the determination of our Board of Directors, there is no reasonable concern that the distribution will prevent us from being able to meet the terms of our existing and foreseeable obligations as they become due. Under the Israeli Companies Law, the distribution amount is further limited to the greater of retained earnings or earnings generated over the two most recent years legally available for distribution according to our then last reviewed or audited financial statements (less the amount of previously distributed dividends, if not reduced from the earnings), provided that the date of the financial statements is not more than six months prior to the date of distribution. In the event that we do not have retained earnings or earnings generated over the two most recent years legally available for distribution, we must seek the approval of the court in order to distribute a dividend. The court may approve our request if it is convinced that there is no reasonable concern that the payment of a dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of our Ordinary Shares in proportion to the nominal value of their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Exchange Controls

There are currently no Israeli currency control restrictions on remittances of dividends on our Ordinary Shares, proceeds from the sale of the shares or interest or other payments to non-residents of Israel, except for shareholders who are subjects of countries that are, or have been, in a state of war with Israel.

Shareholder Meetings

Under Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year that must be held no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to in our amended and restated articles of association as special general meetings. Our Board of Directors may call special general meetings whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Israeli Companies Law provides that our Board of Directors is required to convene a special general meeting upon the written request of (i) any two of our directors or one-quarter of the serving members of our Board of Directors; or (ii) one or more shareholders holding, in the aggregate, either (a) 5% or more of our outstanding shares and 1% of our outstanding voting power or (b) 5% or more of our outstanding voting power.

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Furthermore, the Israeli Companies Law requires that resolutions regarding the following matters be approved by our shareholders at a general meeting:

●	amendments to our articles of association;

●	appointment, terms of service and termination of service of our auditors;

●	appointment of external directors;

●	approval of certain related party transactions;

●	increases or reductions of our authorized share capital;

●	mergers; and

●	the exercise of our Board of Directors’ powers by a general meeting, if our Board of Directors is unable to exercise its powers and the exercise of any of its powers is essential for our proper management.

Subject to the provisions of the Israeli Companies Law and regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the Board of Directors, which, as a company listed on an exchange outside Israel, may be between four and 40 days prior to the date of the meeting.

The Israeli Companies Law requires that a notice of any annual general meeting or special general meeting be provided to shareholders at least 21 days prior to the meeting and if the agenda of the meeting includes, among other things, the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, an approval of a merger or the approval of the compensation policy, notice must be provided at least 35 days prior to the meeting.

Under the Israeli Companies Law, our shareholders are not permitted to take action via written consent in lieu of a meeting.

Voting rights

Quorum Requirements

Pursuant to our amended and restated articles of association, holders of our Ordinary Shares have one vote for each ordinary share held on all matters submitted to a vote before the shareholders at a general meeting. The quorum required for general meetings of our shareholders is at least two shareholders present in person, by proxy or written ballot, who hold or represent between them at least 25% of the total outstanding voting rights (or if a higher percentage is required by law, such higher percentage), within half an hour of the time fixed for the commencement of the meeting. A meeting adjourned for lack of a quorum is adjourned either to the same day in the following week at the same time and place or to such day, time and place as specified in the notice of the meeting or to such day, time and place as the chairman of the general meeting shall determine. At the reconvened meeting, at least two shareholders present in person or by proxy shall constitute a lawful quorum, unless the meeting of shareholders was convened at the demand of shareholders, in which case, the quorum shall be the presence of one or more shareholders holding at least 5% of our issued share capital and at least one percent of the voting power of our shares, or one or more shareholders with at least 5% of the voting power of our shares.

As of the date of this prospectus, our Chairman and entities affiliated with him hold, in the aggregate, 6,840,097 Ordinary Shares, representing approximately 44.7% of our outstanding Ordinary Shares. Because the quorum for a general meeting is two shareholders holding at least 25% of the total outstanding voting rights, they are able to constitute a quorum on their own and, subject to the special majority requirements described below, to determine the outcome of any matter decided by a simple majority of the votes cast at a general meeting, including the election of directors. Their interests may differ from the interests of our other shareholders, and their shareholding may have the effect of delaying, deferring or preventing a change of control of the Company.

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Vote Requirements

Our amended and restated articles of association provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required by the Israeli Companies Law or by our amended and restated articles of association. Under the Israeli Companies Law, certain actions require a special majority, including: (i) approval of an extraordinary transaction with a controlling shareholder or in which the controlling shareholder has a personal interest and the terms of employment or other engagement of the controlling shareholder or a relative of the controlling shareholder (even if not extraordinary), requiring the approval described in Item 6C “Directors, Senior Management and Employees — Board Practices — Approval of Related Party Transactions under Israeli Law — Disclosure of Personal Interests of Controlling Shareholders and Approval of Certain Transactions” in our most recent Annual Report on Form 20-F; (ii) approval of a compensation policy, requiring the approval described in Item 6C “Directors, Senior Management and Employees — Board Practices — Compensation Committee and Compensation Policy” in our most recent Annual Report on Form 20-F; and (iii) approval of executive officer compensation inconsistent with our office holder compensation policy or the compensation of our chief executive officer (subject to limited exceptions), requiring the approval described in Item 6C “Directors, Senior Management and Employees — Board Practices — Approval of Related Party Transactions under Israeli Law — Disclosure of Personal Interests of an Office Holder and Approval of Certain Transactions” in our most recent Annual Report on Form 20-F. As of the date of this prospectus, our Chairman and entities affiliated with him constitute a “controlling shareholder” within the meaning of the Israeli Companies Law, with the result that the special majority requirements described above apply to extraordinary transactions with them and to certain compensation arrangements.

In addition, under the Israeli Companies Law the appointment of external directors requires the approval of a majority vote of the shares present and voting on the matter, provided that either: (i) such majority includes a majority of the shares held by all shareholders who are non-controlling shareholders and shareholders who do not have a personal interest in the election of the external director (other than a personal interest not deriving from a relationship with a controlling shareholder) that are voted at the meeting, excluding abstentions; or (ii) the total number of shares held by shareholders who are non-controlling shareholders and shareholders who do not have a personal interest in the election of the external director (other than a personal interest not derived from a relationship with a controlling shareholder) voted against the election of the external director does not exceed 2% of the aggregate voting rights in the company.

Furthermore, under the Israeli Companies Law the authorization of the chairman of the board to assume the role or responsibilities of the chief executive officer, or the authorization of the chief executive officer or his or her relative thereof to assume the role or responsibilities of the chairman of the board, for periods of no longer than three years each, is subject to receipt of the approval of a majority of the shares voting on the matter, provided that either (i) included in such majority are at least two-thirds of the shares of shareholders who are non-controlling shareholders and shareholders who do not have a personal interest in the resolution that are voted at the meeting on the matter (excluding any abstentions); or (ii) the total number of shares of shareholders specified in clause (i) who voted against the resolution does not exceed 2% of the voting rights in the company.

Another exception to the simple majority vote requirement is a resolution for the voluntary winding up, or an approval of a scheme of arrangement or reorganization, of the company pursuant to Section 350 of the Israeli Companies Law, which requires the approval of holders of 75% of the voting rights represented at the meeting and voting on the resolution.

Access to Corporate Records

Under the Israeli Companies Law, shareholders are provided access to: minutes of the general meetings of our shareholders; our shareholders register and principal shareholders register, articles of association and financial statements; and any document that we are required by law to file publicly with the Israeli Companies Registrar or the Israel Securities Authority. In addition, shareholders may request to be provided with any document in the company’s possession related to an action or transaction requiring shareholder approval under the related party transaction provisions of the Israeli Companies Law. We may deny this request if we believe it has not been made in good faith or if such denial is necessary to protect our interest or protect a trade secret or patent.

Modification of Class Rights

Under the Israeli Companies Law and our amended and restated articles of association, the rights attached to any class of shares, such as voting, liquidation and dividend rights, may be modified or cancelled by adoption of a resolution by the holders of a majority of all shares as one class, without any required separate resolution of any class of shares, or otherwise in accordance with the rights attached to such class of shares, as set forth in our amended and restated articles of association.

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Acquisitions under Israeli Law

Full Tender Offer

A person wishing to acquire shares of an Israeli public company, and who would as a result hold over 90% of the target company’s voting rights or issued and outstanding share capital or a certain class of shares of the company, is required by the Israeli Companies Law to make a tender offer to all of the company’s shareholders (or all of the shareholders who hold shares of the relevant class , if applicable) for the purchase of all of the issued and outstanding shares of the company (or all of the issued and outstanding shares of that class, if applicable). If the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the company or of the applicable class, and more than half of the shareholders who do not have a personal interest in the offer accept the offer, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. However, a tender offer will also be accepted if the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of shares.

Upon a successful completion of such a full tender offer, any shareholder that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, may, within six months from the date of acceptance of the tender offer, petition an Israeli court to determine whether the tender offer was for less than fair value and that the fair value should be paid as determined by the court. However, under certain conditions, the offeror may include in the terms of the tender offer that an offeree who accepted the offer will not be entitled to petition the Israeli court as described above.

If (a) the shareholders who did not respond or accept the tender offer hold at least 5% of the issued and outstanding share capital of the company, or of the applicable class, and/or the shareholders who accept the offer constitute less than a majority of the offerees that do not have a personal interest in the acceptance of the tender offer, or (b) the shareholders who did not accept the tender offer hold 2% or more of the issued and outstanding share capital of the company (or of the applicable class), the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s issued and outstanding share capital or of the applicable class from shareholders who accepted the tender offer.

Special Tender Offer

The Israeli Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company, if there is no other shareholder that holds 25% or more of the voting rights in the company, subject to exceptions. Similarly, the Israeli Companies Law provides that an acquisition of shares in an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company, subject to certain exceptions. No tender offer is required if the acquisition of shares: (i) occurs in the context of a private placement, that was approved by the company’s shareholders and whose purpose is to give the acquirer at least 25% of the voting rights in the company if there is no person who holds 25% or more of the voting rights in the company, or as a private placement whose purpose is to give the acquirer 45% of the voting rights in the company, if there is no person who holds 45% of the voting rights in the company; (ii) was from a holder of 25% or more of the voting rights in the company following which the purchaser will hold 25% or more of the voting rights in the company; or (iii) was from a holder of more than 45% of the voting rights in the company following which the purchaser will hold more than 45% of the voting rights in the company. As of the date of this prospectus, our Chairman and entities affiliated with him hold, in the aggregate, approximately 44.7% of our outstanding Ordinary Shares. Because our Chairman and the entities affiliated with him are treated as holding Ordinary Shares together for purposes of the Israeli Companies Law, their holdings are aggregated in applying the 45% threshold. Accordingly, any acquisition of Ordinary Shares by our Chairman or by any of those entities that would take their aggregate holding above 45% of our voting rights would, unless an exception applies, be required to be effected by way of a special tender offer.

A special tender offer must be extended to all shareholders of a company (but the offeror is not required to purchase shares representing more than 5% of the voting power attached to the company’s outstanding shares, regardless of how many shares are tendered by shareholders). A special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror; and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer (excluding the purchaser, its controlling shareholders, holders of 25% or more of the voting rights in the company or any person having a personal interest in the acceptance of the tender offer, or anyone on their behalf, including any such person’s relatives and entities under their control). If a special tender offer is accepted, then the purchaser or any person or entity controlling it, at the time of the offer, and any person or entity under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

15

Merger

The Israeli Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain requirements described under the Israeli Companies Law are met, by a majority vote of each party’s shares, and, in the case of the target company, a majority vote of each class of its shares, voted on the proposed merger at a shareholders meeting. The board of directors of a merging company may not approve the merger if it determines that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the merging entities.

For purposes of the shareholder vote of a merging company whose shares are held by the other merging company or a person or entity holding 25% or more of any of the means of control of the other merging entity, unless a court rules otherwise, the merger will not be deemed approved if a majority of the votes of shares voting on the matter at the shareholders meeting (excluding abstentions) that are held by parties other than the other party to the merger, or by any other person or entity who holds 25% or more of the voting rights or the right to appoint 25% or more of the directors of the other party, or anyone on their behalf including their relatives or corporations controlled by any of them, vote against the merger. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same Special Majority approval that governs all extraordinary transactions with controlling shareholders (as described in Item 6C “Directors, Senior Management and Employees — Board Practices — Approval of Related Party Transactions under Israeli Law — Disclosure of Personal Interests of Controlling Shareholders and Approval of Certain Transactions” in our most recent Annual Report on Form 20-F).

If the transaction would have been approved by the shareholders of a merging company but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the valuation of the merging companies and the consideration offered to the shareholders.

Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the merging entities and may further give instructions to secure the rights of creditors.

In addition, a merger may not be consummated unless at least 50 days have passed from the date on which a proposal for approval of the merger was filed by each party with the Israeli Registrar of Companies and at least 30 days have passed from the date on which the merger was approved by the shareholders of each party.

Anti-Takeover Measures under Israeli Law

The Israeli Companies Law allows us to create and issue shares having rights different from those attached to our Ordinary Shares, including shares providing certain preferred rights with respect to voting, distributions or other matters and shares having preemptive rights. No preferred shares are currently authorized under our amended and restated articles of association. In the future, if we do authorize, create and issue a specific class of preferred shares, such class of shares, depending on the specific rights that may be attached to it, may have the ability to frustrate or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their Ordinary Shares. The authorization and designation of a class of preferred shares will require an amendment to our amended and restated articles of association, which requires the prior approval of the holders of a majority of the voting power attached to our issued and outstanding shares at a general meeting. The convening of the meeting, the shareholders entitled to participate, and the majority vote required to be obtained at such a meeting will be subject to the requirements set forth in the Israeli Companies Law and our amended and restated articles of association as described above in “— Voting Rights.”

Borrowing Powers

Pursuant to the Israeli Companies Law and our amended and restated articles of association, our Board of Directors may exercise all powers and take all actions that are not required under law or under our amended and restated articles of association to be exercised or taken by our shareholders, including the power to borrow money for company purposes.

Changes in Capital

Our amended and restated articles of association enable us to increase or reduce our share capital. Any such changes are subject to the provisions of the Israeli Companies Law and must be approved by a resolution duly passed by our shareholders at a general meeting by voting on such change in the capital. In addition, transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings or profits, require the approval of both our Board of Directors and an Israeli court.

16

SELLING SECURITYHOLDERS

This prospectus relates to the resale by the Selling Securityholders from time to time of up to 12,379,581 Ordinary Shares, which were originally issued to the former shareholders of MBody AI Corp. upon the closing of the Merger as merger consideration. The Selling Securityholders are not obligated to resell their respective shares pursuant to the registration statement of which this prospectus forms a part.

The Selling Securityholders may from time to time offer and sell any or all of the Ordinary Shares set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the permitted pledgees, donees, transferees, assignees, successors, distributees and others who later come to hold any of the Selling Securityholders’ interest in the Ordinary Shares other than through a public sale.

The following table is prepared based on information provided to us by the Selling Securityholders and where applicable, filings with the SEC. The table sets forth the names of the Selling Securityholders, the aggregate number of Ordinary Shares beneficially held by each Selling Securityholder prior to the sale of the Ordinary Shares in this offering, the number of Ordinary Shares that may be sold by each Selling Securityholder under this prospectus and the number of shares of Ordinary Shares that each Selling Securityholder will beneficially own after this offering assuming that all applicable securities are sold in this offering.

In the table below, the percentage ownership is based on 15,293,584 Ordinary Shares outstanding as of September 21, 2026. For purposes of the table below, the Company has assumed the Selling Securityholders will not acquire beneficial ownership of any additional securities during the offering. In addition, we assume that the Selling Securityholders have not sold, transferred or otherwise disposed of, our securities.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of the Ordinary Shares. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, Ordinary Shares in transactions exempt from the registration requirements of the Securities Act.

Except as described in the footnotes below, each Selling Securityholder acquired the Ordinary Shares offered by this prospectus as merger consideration in respect of the shares of MBody AI Corp. held by it immediately prior to the closing of the Merger, and has not held any position or office with, or had any other material relationship with, us or any of our predecessors or affiliates within the past three years. The footnotes below identify, for each Selling Securityholder that is an entity, natural person or persons having voting and dispositive power over the Ordinary Shares held by that Selling Securityholder, and describe the position, office or other material relationship of each Selling Securityholder that is one of our directors, officers or employees, or an entity controlled by or affiliated with any of them.

17

	Ordinary Shares
Name	Number Beneficially Owned Prior to Offering	%	Maximum Number to be Sold in this Offering	Number Beneficially Owned Following Offering	%
13606317 Canada Inc.(1)	79,717	0.5%	79,717	-	-
17343388 Canada Corp.(2)	637,734	4.2%	637,734	-	-
1803 Equity LLC(3)	23,915	0.2%	23,915	-	-
2612867 Ontario Ltd.(4)	318,867	2.1%	318,867	-	-
7th Hole Holdings Inc.(5)	872	*	872	-	-
Aerion Capital(6)	7,972	0.1%	7,972	-	-
Alexander Nterekas(7)	4,399	*	4,399	-	-
Alpha Nexus Capital Corp.(8)	797,168	5.2%	797,168	-	-
Amerinext Medical Products LLC(9)	7,972	0.1%	7,972	-	-
Angel De Nails LLC(10)	536,414	3.5%	536,414	-	-
Anup Sharma(11)	543,748	3.6%	543,748	-	-
Arc Group International Ltd.(12)	318,867	2.1%	318,867	-	-
Atlas Machine Intelligence Inc.(13)	637,734	4.2%	637,734	-	-
Bella Vista Centre LLC(14)	558,735	3.7%	558,735	-	-
Chengkun Zhang(15)	159,433	1.0%	159,433	-	-
Chris Mero(16)	15,943	0.1%	15,943	-	-
Clarence Vien(17)	7,972	0.1%	7,972	-	-
David G Heller Investment Trust(18)	12,078	0.1%	12,078	-	-
Devon Choo(19)	7,972	0.1%	7,972	-	-
Diana Gabriel(20)	7,972	0.1%	7,972	-	-
Fowler Family Holdings Corp.(21)	670,064	4.4%	670,064	-	-
Francisco Moya(22)	3,020	*	3,020	-	-
Garren R Hilow 2021 Trust(23)	24,156	0.2%	24,156	-	-
Gerda Hayden(24)	79,717	0.5%	79,717	-	-
Ginn Gives Inc.(25)	120,783	0.8%	120,783	-	-
Humanoid Global Holdings Corp.(26)	12,823	0.1%	12,823	-	-
Hydra Systems Ltd.(27)	239,150	1.6%	239,150	-	-
In The Room Media Inc.(28)	641	*	641	-	-
Intellicare Solutions LLC(29)	159,433	1.0%	159,433	-	-
Ironsphere Intelligence Inc.(30)	159,433	1.0%	159,433	-	-
Jack Briody(31)	12,078	0.1%	12,078	-	-
Jamiu Liu(32)	7,972	0.1%	7,972	-	-
Jenkins Family Trust(33)	8,769	0.1%	8,769	-	-
John Shigley(34)	797	*	797	-	-
Jz Management LLC(35)	7,972	0.1%	7,972	-	-
Lane Theriault(36)	7,972	0.1%	7,972	-	-
Mark Laraia(37)	9,059	0.1%	9,059	-	-
Mcgee Group Ltd.(38)	1,515,017	9.9%	1,515,017	-	-
Micra, LLC(39)	9,059	0.1%	9,059	-	-
Ming Wei Wu(40)	318,867	2.1%	318,867	-	-
Monarch Forge Capital Corp.(41)	454,386	3.0%	454,386	-	-
Morgan Jarvis(42)	7,972	0.1%	7,972	-	-
O E Petherick Pty Ltd. ATF / O E Petherick Trust(43)	3,029	*	3,029	-	-
Obsidian Dynamics Corp.(44)	558,017	3.6%	558,017	-	-
Pan Asian Centre LLC(45)	263,065	1.7%	263,065	-	-
Perseverance Asset Holdings Corp.(46)	398,584	2.6%	398,584	-	-
Pheonix Allocation Corp.(47)	621,791	4.1%	621,791	-	-
PL 1 Corp(48)	502,216	3.3%	502,216	-	-
Porter Haney(49)	15,702	0.1%	15,702	-	-
Rakesh Jain(50)	7,972	0.1%	7,972	-	-
Ram Davloor(51)	79,717	0.5%	79,717	-	-
Relentless Acquisition Corp.(52)	320,638	2.1%	320,638	-	-
Sangeetha Thushyanthan(53)	3,986	*	3,986	-	-
Scott Walters(54)	79,717	0.5%	79,717	-	-
Seven North Capital(55)	489,541	3.2%	489,541	-	-
Thanh Chi Nguyen(56)	23,915	0.2%	23,915	-	-
Tiffany Leong(57)	79,717	0.5%	79,717	-	-
Titanlane Holdings Ltd.(58)	318,867	2.1%	318,867	-	-
Toft Holdings Inc.(59)	3,587	*	3,587	-	-
Toua Xiong(60)	79,717	0.5%	79,717	-	-
West 49 Investments Inc.(61)	6,410	*	6,410	-	-
Yman Vien(62)	8,769	0.1%	8,769	-	-

*	less than 0.1%

(1)	Consists of 79,717 Ordinary Shares. Roy Melo exercises voting and dispositive power over the securities held by 13606317 Canada Inc. The address of 13606317 Canada Inc. is 113 Slack St, Bradford ON L3Z 0S5, Canada.

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(2)	Consists of 637,734 Ordinary Shares. Regan McGee, the Chairman of our Board of Directors, exercises voting and dispositive power over the securities held by 17343388 Canada Corp. The address of 17343388 Canada Corp. is 7111 Syntex Drive, 3rd Floor, Mississauga, Ontario, Canada.
(3)	Consists of 23,915 Ordinary Shares. Darius Fisher exercises voting and dispositive power over the securities held by 1803 Equity LLC. The address of 1803 Equity LLC is 1803 Evergreen Ave, Austin TX 78704.
(4)	Consists of 318,867 Ordinary Shares. Toby Levy exercises voting and dispositive power over the securities held by 2612867 Ontario Ltd. The address of 2612867 Ontario Ltd. is 180 University Ave, Unit 4201, Toronto ON M5H 0A2, Canada.
(5)	Consists of 872 Ordinary Shares. Anthony Rossi exercises voting and dispositive power over the securities held by 7th Hole Holdings Inc. The address of 7th Hole Holdings Inc. is c/o Force One Marketing Corp., 320 Bay Street, Suite 101, Toronto ON M5H 4A6.
(6)	Consists of 7,972 Ordinary Shares. Stephen Markscheid exercises voting and dispositive power over the securities held by Aerion Capital. The address of Aerion Capital is 419 Washington Avenue, Wilmette IL 60091.
(7)	Consists of 4,399 Ordinary Shares. Alexander Nterekas exercises voting and dispositive power over such securities. The address of Alexander Nterekas is 48 Tamarack Circle, Toronto ON, Canada.
(8)	Consists of 797,168 Ordinary Shares. Regan McGee, the Chairman of our Board of Directors, exercises voting and dispositive power over the securities held by Alpha Nexus Capital Corp. The address of Alpha Nexus Capital Corp. is 7111 Syntex Drive, 3rd Floor, Mississauga, Ontario, Canada.
(9)	Consists of 7,972 Ordinary Shares. Greg Meagher exercises voting and dispositive power over the securities held by Amerinext Medical Products LLC. The address of Amerinext Medical Products LLC is 3846 Delinger Dr, Mount Pleasant SC 29466.
(10)	Consists of 536,414 Ordinary Shares. Brian Leong exercises voting and dispositive power over the securities held by Angel De Nails LLC. The address of Angel De Nails LLC is 9705 Pacific Court, Burr Ridge IL 60527.
(11)	Consists of 543,748 Ordinary Shares. Anup Sharma exercises voting and dispositive power over such securities. Mr. Sharma is our Chief Operating Officer. The address of Anup Sharma is 4440 Round Lake Road, Arden Hills MN 55112.
(12)	Consists of 318,867 Ordinary Shares. Arc Group International Ltd. exercises voting and dispositive power over such securities. The address of Arc Group International Ltd. is Unit 417, 4/F, Lippo Centre Tower Two, No. 89 Queensway, Admiralty, Hong Kong.
(13)	Consists of 637,734 Ordinary Shares. Regan McGee, the Chairman of our Board of Directors, exercises voting and dispositive power over the securities held by Atlas Machine Intelligence Inc. The address of Atlas Machine Intelligence Inc. is 7111 Syntex Drive, 3rd Floor, Mississauga, Ontario, Canada.
(14)

Consists of 558,735 Ordinary Shares. Joanne Au Nguyen exercises voting and dispositive power over the securities held by Bella Vista Centre LLC. The address of Bella Vista Centre LLC is 31305 Acton Drive, Warren MI 48092.

(15)	Consists of 159,433 Ordinary Shares. Chengkun Zhang exercises voting and dispositive power over such securities. Mr. Zhang is our Chief Technology Officer. The address of Chengkun Zhang is 9619 Broadway, Temple City CA 91780.
(16)	Consists of 15,943 Ordinary Shares. Chris Mero exercises voting and dispositive power over such securities. Mr. Mero is the VP AI of MBody AI Corp. The address of Chris Mero is 3 Bolton Dr, Uxbridge ON L9P 1A4, Canada.
(17)	Consists of 7,972 Ordinary Shares. Clarence Vien exercises voting and dispositive power over such securities. The address of Clarence Vien is 125 S Jefferson St., Unit 2403, Chicago IL 60661.
(18)	Consists of 12,078 Ordinary Shares. David Heller is the trustee of David G Heller Investment Trust and exercises voting and dispositive power over the securities held by David G Heller Investment Trust. The address of David G Heller Investment Trust is 3 Elliott Drive, Simsbury CT 06070.
(19)	Consists of 7,972 Ordinary Shares. Devon Choo exercises voting and dispositive power over such securities. The address of Devon Choo is 24 Oak Trail Road, Englewood NJ 07631.
(20)	Consists of 7,972 Ordinary Shares. Diana Gabriel exercises voting and dispositive power over such securities. The address of Diana Gabriel is 41 Hector Otto, Monaco 98000, Monaco.

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(21)	Consists of 670,064 Ordinary Shares. John Fowler, our Chief Executive Officer and a member of our Board of Directors, exercises voting and dispositive power over the securities held by Fowler Family Holdings Corp. The address of Fowler Family Holdings Corp. is 475294 County Road 11, Amaranth ON L9W 0R6, Canada.
(22)	Consists of 3,020 Ordinary Shares. Francisco Moya exercises voting and dispositive power over such securities. The address of Francisco Moya is 22 Lynn Drive, Ledyard CT 06339.
(23)	Consists of 24,156 Ordinary Shares. Garren Hilow is the trustee of Garren R Hilow 2021 Trust and exercises voting and dispositive power over the securities held by Garren R Hilow 2021 Trust. The address of Garren R Hilow 2021 Trust is c/o Garren Hilow, 1405 Tremont St, Duxbury MA 02332.
(24)	Consists of 79,717 Ordinary Shares. Ms. Hayden is the spouse of Tim Hayden, our Chief Financial Officer, and Mr. Hayden exercises voting and dispositive power over such securities. The address of Gerda Hayden is 514 Parkside Crescent, Burlington ON L7L 4G9, Canada.
(25)	Consists of 120,783 Ordinary Shares. Patrick Ginn exercises voting and dispositive power over the securities held by Ginn Gives Inc. The address of Ginn Gives Inc. is 502 NE 72nd Street, Vancouver WA 98665.
(26)	Consists of 12,823 Ordinary Shares. Humanoid Global Holdings Corp. is a publicly traded investment issuer based in Vancouver, Canada. The address of Humanoid Global Holdings Corp. is 1600/509 Granville St., Vancouver BC V6C 1T2, Canada.
(27)	Consists of 239,150 Ordinary Shares. Regan McGee, the Chairman of our Board of Directors, exercises voting and dispositive power over the securities held by Hydra Systems Ltd. The address of Hydra Systems Ltd. is 7111 Syntex Drive, 3rd Floor, Mississauga, Ontario, Canada.
(28)	Consists of 641 Ordinary Shares. Tomek Antoniak exercises voting and dispositive power over the securities held by In The Room Media Inc. The address of In The Room Media Inc. is Suite 750, 1095 West Pender St, Vancouver BC V6E 2M6, Canada.
(29)	Consists of 159,433 Ordinary Shares. Chengkun Zhang, our Chief Technology Officer, exercises voting and dispositive power over the securities held by Intellicare Solutions LLC. The address of Intellicare Solutions LLC is 9619 Broadway, Temple City CA 91780.
(30)	Consists of 159,433 Ordinary Shares. Regan McGee, the Chairman of our Board of Directors, exercises voting and dispositive power over the securities held by Ironsphere Intelligence Inc. The address of Ironsphere Intelligence Inc. is 7111 Syntex Drive, 3rd Floor, Mississauga, Ontario, Canada.
(31)	Consists of 12,078 Ordinary Shares. Jack Briody exercises voting and dispositive power over such securities. The address of Jack Briody is 716 S Columbus Ave, Mount Vernon NY 10550.
(32)	Consists of 7,972 Ordinary Shares. Jamiu Liu exercises voting and dispositive power over such securities. The address of Jamiu Liu is 1078 Burgess Street, Saint Paul MN 55103.
(33)	Consists of 8,769 Ordinary Shares. Darryl Jenkins is the trustee of Jenkins Family Trust and exercises voting and dispositive power over the securities held by Jenkins Family Trust. The address of Jenkins Family Trust is 1750 W. Ogden Avenue, 5171, Naperville IL 60540.
(34)	Consists of 797 Ordinary Shares. John Shigley exercises voting and dispositive power over such securities. The address of John Shigley is 949 Tony Willis Ct, Las Vegas NV 89138.
(35)	Consists of 7,972 Ordinary Shares. Michael Wu exercises voting and dispositive power over the securities held by Jz Management LLC. The address of Jz Management LLC is 2168 Mark Circle, Bolingbrook IL 60490.
(36)	Consists of 7,972 Ordinary Shares. Lane Theriault exercises voting and dispositive power over such securities. The address of Lane Theriault is #1202, 478 King Street W, Toronto ON M5V 0A8, Canada.
(37)	Consists of 9,059 Ordinary Shares. Mark Laraia exercises voting and dispositive power over such securities. The address of Mark Laraia is 2800 View Point Circle, Georgetown ON L7G 6P4, Canada.
(38)	Consists of 1,515,017 Ordinary Shares. Regan McGee, the Chairman of our Board of Directors, exercises voting and dispositive power over the securities held by Mcgee Group Ltd. The address of Mcgee Group Ltd. is 7111 Syntex Drive, 3rd Floor, Mississauga, Ontario, Canada.
(39)	Consists of 9,059 Ordinary Shares. Maxine H Burton is the manager of Micra, LLC and exercises voting and dispositive power over the securities held by Micra, LLC. The address of Micra, LLC is PO Box 130, Bogart GA 30622.
(40)	Consists of 318,867 Ordinary Shares. Ming Wei Wu exercises voting and dispositive power over such securities. The address of Ming Wei Wu is 3750 S Jones Blvd, Ste 120, Las Vegas NV 89103.

20

(41)	Consists of 454,386 Ordinary Shares. Regan McGee, the Chairman of our Board of Directors, exercises voting and dispositive power over the securities held by Monarch Forge Capital Corp. The address of Monarch Forge Capital Corp. is 7111 Syntex Drive, 3rd Floor, Mississauga, Ontario, Canada.
(42)	Consists of 7,972 Ordinary Shares. Morgan Jarvis, our Group General Counsel, exercises voting and dispositive power over such securities. The address of Morgan Jarvis is 5735 Inglis St, Halifax NS B3H 1K5, Canada.
(43)	Consists of 3,029 Ordinary Shares. Olivia Petherick exercises voting and dispositive power over the securities held by O E Petherick Pty Ltd. and ATF O E Petherick Trust. The address of O E Petherick Pty Ltd. and ATF O E Petherick Trust is 29 Evandale Road, Malvern Victoria 3144, Australia.
(44)	Consists of 558,017 Ordinary Shares. Regan McGee, the Chairman of our Board of Directors, exercises voting and dispositive power over the securities held by Obsidian Dynamics Corp. The address of Obsidian Dynamics Corp. is 7111 Syntex Drive, 3rd Floor, Mississauga, Ontario, Canada.
(45)	Consists of 263,065 Ordinary Shares. Toua Xiong exercises voting and dispositive power over the securities held by Pan Asian Centre LLC. The address of Pan Asian Centre LLC is 3001 White Bear Avenue, Maplewood MN 55109.
(46)	Consists of 398,584 Ordinary Shares. Regan McGee, the Chairman of our Board of Directors, exercises voting and dispositive power over the securities held by Perseverance Asset Holdings Corp. The address of Perseverance Asset Holdings Corp. is 7111 Syntex Drive, 3rd Floor, Mississauga, Ontario, Canada.
(47)	Consists of 621,791 Ordinary Shares. Regan McGee, the Chairman of our Board of Directors, exercises voting and dispositive power over the securities held by Pheonix Allocation Corp. The address of Pheonix Allocation Corp. is 7111 Syntex Drive, 3rd Floor, Mississauga, Ontario, Canada.
(48)	Consists of 502,216 Ordinary Shares. Regan McGee, the Chairman of our Board of Directors, exercises voting and dispositive power over the securities held by PL 1 Corp. The address of PL 1 Corp is 7111 Syntex Drive, 3rd Floor, Mississauga, Ontario, Canada.
(49)	Consists of 15,702 Ordinary Shares. Porter Haney exercises voting and dispositive power over such securities. The address of Porter Haney is 685 Dan Sargent Rd, Starksboro VT 05487.
(50)	Consists of 7,972 Ordinary Shares. Rakesh Jain exercises voting and dispositive power over such securities. The address of Rakesh Jain is 1608 Legacy Pkwy E, Unit 2, Maplewood MN 55109.
(51)	Consists of 79,717 Ordinary Shares. Ram Davloor exercises voting and dispositive power over such securities. Mr. Davloor is the VP Operations of MBody AI Corp. The address of Ram Davloor is 77 Carlton St, Unit 1505, Toronto ON M5B 2J7, Canada.
(52)	Consists of 320,638 Ordinary Shares. Toby Levy exercises voting and dispositive power over the securities held by Relentless Acquisition Corp. The address of Relentless Acquisition Corp. is 180 University Ave, Unit 4201, Toronto ON M5H 0A2, Canada.
(53)	Consists of 3,986 Ordinary Shares. Sangeetha Thushyanthan exercises voting and dispositive power over such securities. The address of Sangeetha Thushyanthan is 19 Pali Drive, Brampton ON L6P 1G3, Canada.
(54)	Consists of 79,717 Ordinary Shares. Scott Walters exercises voting and dispositive power over such securities. Mr. Walters is a member of our Board of Directors. The address of Scott Walters is 15 Bramble Dr, Toronto ON M3B 2E9, Canada.
(55)	Consists of 489,541 Ordinary Shares. Tiffany Leong exercises voting and dispositive power over the securities held by Seven North Capital. The address of Seven North Capital is 9705 Pacific Ct, Burr Ridge IL 60527.
(56)	Consists of 23,915 Ordinary Shares. Thanh Chi Nguyen exercises voting and dispositive power over such securities. The address of Thanh Chi Nguyen is 9705 Pacific Court, Burr Ridge IL 60527.
(57)	Consists of 79,717 Ordinary Shares. Tiffany Leong exercises voting and dispositive power over such securities. The address of Tiffany Leong is 811 Emerson St, Apt 627, Evanston IL 60201.
(58)	Consists of 318,867 Ordinary Shares. Regan McGee, the Chairman of our Board of Directors, exercises voting and dispositive power over the securities held by Titanlane Holdings Ltd. The address of Titanlane Holdings Ltd. is 7111 Syntex Drive, 3rd Floor, Mississauga, Ontario, Canada.
(59)	Consists of 3,587 Ordinary Shares. Kai Sorensen exercises voting and dispositive power over the securities held by Toft Holdings Inc., which is controlled by Kai Sorensen, a member of our Board of Directors. The address of Toft Holdings Inc. is 52 Braeside Rd, Toronto ON M4N 1X7, Canada.
(60)	Consists of 79,717 Ordinary Shares. Toua Xiong exercises voting and dispositive power over such securities. The address of Toua Xiong is 4455 Lake Elmo Ave North, Lake Elmo MN 55042.
(61)	Consists of 6,410 Ordinary Shares. Sachin Aggarwal exercises voting and dispositive power over the securities held by West 49 Investments Inc. The address of West 49 Investments Inc. is 49 Heath Street West, Toronto ON M4V 1T2, Canada.
(62)	Consists of 8,769 Ordinary Shares. Yman Vien exercises voting and dispositive power over such securities. The address of Yman Vien is 100 E 14th St, #1702, Chicago IL 60605.

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PLAN OF DISTRIBUTION

We are registering the possible resale by the Selling Securityholders of up to 12,379,581 Ordinary Shares. The prospectus also covers any additional securities that may become issuable by reason of share splits, share dividends or similar transactions.

We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders.

The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees, and fees and expenses of our counsel and our independent registered public accountants.

Ordinary Shares held by certain of the Selling Securityholders are subject to lock-up agreements entered into in connection with the Offering. As of the date of this prospectus, 11,231,921 Resale Shares are subject to lock-up agreements expiring on February 22, 2027, being 180 days following the date of the final prospectus relating to the Offering, subject to certain customary exceptions, without the prior written consent of Northland Securities, Inc. Ordinary Shares subject to a lock-up agreement may not be offered or sold under this prospectus until the applicable lock-up period expires, unless the restriction is waived in accordance with the terms of the applicable lock-up agreement.

The securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees, assignees, distributees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer, including in satisfaction of contractual obligations or other liabilities. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices.

The Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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●	an over-the-counter distribution in accordance with the rules of Nasdaq;

●	through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

●	through one or more underwritten offerings on a firm commitment or best-efforts basis;

●	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;

●	directly to purchasers, including through a specific bidding, auction or other process, in privately negotiated transactions, or in satisfaction of contractual obligations or other liabilities;

●	through the distributions by any Selling Securityholder or its affiliates to its members, partners, stockholders or other equityholders;

●	through a combination of any of the above methods of sale; or

●	any other method permitted pursuant to applicable law.

In addition, a Selling Securityholder that is an entity may elect to make an in-kind distribution of securities to its members, partners, stockholders or other equityholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. To the extent that such members, partners, stockholders or other equityholders are not affiliates of ours, such members, partners, stockholders or other equityholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement of which this prospectus forms a part. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit such distributee to use this prospectus to resell the securities acquired in the distribution.

There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Securityholders also may transfer the securities in other circumstances, in which case the donees, pledgees, transferees, or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee or other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.

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With respect to a particular offering of the securities held by the Selling Securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

●	the specific securities to be offered and sold;

●	the names of the Selling Securityholders;

●	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

●	the names of any participating agents, broker-dealers or underwriters; and

●	any applicable commissions, discounts, concessions and other items constituting compensation from the Selling Securityholders.

The Selling Securityholders may pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Securityholders may solicit offers to purchase the securities directly from, and it may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our Ordinary Shares are currently listed on Nasdaq under the symbol “MBAI.”

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

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In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121, that offering will be conducted in accordance with the relevant provisions of FINRA Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the securities covered by this prospectus, the Selling Securityholders and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholders, or perform services for us or the Selling Securityholders, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Securityholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Securityholders or any other person, which limitations may affect the marketability of the securities.

We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

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EXPENSES

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$10,908
Printing expenses	$25,000
Legal fees and expenses	$150,000
Accounting fees and expenses	$60,000
Transfer agent expenses	$5,000
Miscellaneous	$35,000
Total	$285,908

Estimated solely for purposes of this section. Actual expenses may vary. Some of these fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

We will bear all costs, expenses and fees in connection with the registration of the securities offered by this prospectus, whereas the Selling Securityholders will bear all incremental selling expenses, including commissions, brokerage fees and other similar selling expenses.

The foregoing sets forth the general categories of expenses that we anticipate we will incur in connection with the offering of securities under this registration statement. To the extent required, any applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities under this registration statement.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, except for any information superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 20-F for the year ended December 31, 2025, filed with the SEC on April 27, 2026;

●	our Reports of Foreign Private Issuer on Form 6-K filed on January 23, 2026, January 26, 2026, January 30, 2026, February 24, 2026, March 31, 2026, May 12, 2026, June 24, 2026, June 29, 2026, August 6, 2026, August 6, 2026, August 10, 2026, August 19, 2026, August 26, 2026, August 28, 2026, September 16, 2026 and September 22, 2026; and

●

the description of our Ordinary Shares contained in our Form F-3 filed on January 28, 2022 (File No. 333-262401), including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all subsequent Annual Reports on Form 20-F that we file with the SEC after the date of this prospectus and prior to the termination of the offering, and any Report on Form 6-K that we furnish during that period (or any portion of such report) that states that it is being incorporated by reference into this prospectus. In addition, all such documents filed or furnished after the date of the initial registration statement and prior to its effectiveness that so state shall be deemed to be incorporated by reference. Any statement so incorporated shall be deemed modified or superseded to the extent a later statement modifies or supersedes it.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

MBody AI Ltd.

7111 Syntex Drive, 3rd Floor

Mississauga, Ontario, Canada

Tel: (702) 793-4300

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

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LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by RIMÔN PC, Israeli counsel to the Company. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

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EXPERTS

The financial statements of MBody AI Corp., as of December 31, 2024 and for the period from October 7, 2024 (date of formation) to December 31, 2024, have been audited by BCRG Group, an independent registered public accounting firm, as set forth in their report thereon, and are incorporated by reference herein in reliance upon such report given on the authority of such firm as expert in accounting and auditing.

The financial statements of MBody AI Corp., as of December 31, 2025 and for the year then ended, have been audited by BCRG Group, an independent registered public accounting firm, as set forth in their report thereon, and are incorporated by reference herein in reliance upon such report given on the authority of such firm as expert in accounting and auditing.

The consolidated financial statements of Check-Cap Ltd., as of December 31, 2025, 2024 and 2023 and for the years then ended, have been audited by BCRG Group, an independent registered public accounting firm, as set forth in their report thereon, and are incorporated by reference herein in reliance upon such report given on the authority of such firm as expert in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, including us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is https://mbody.ai/. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

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DISCLOSURE OF SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to our amended and restated articles of association, the Israeli Companies Law and the Israeli Securities Law, the indemnification and exculpation agreements we have entered into with our office holders, our directors’ and officers’ liability insurance, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. For a description of these arrangements, see Item 6.C “Directors, Senior Management and Employees — Board Practices” in our most recent Annual Report on Form 20-F and Part II, Item 8 of the registration statement of which this prospectus forms a part.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in the registration statement of which this prospectus forms a part, a substantial majority of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because a majority of our outstanding voting securities are held of record by non-U.S. residents and substantially a majority of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, RIMÔN PC, that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning Israel is not the most appropriate forum to bring such a claim. In Israeli courts, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process and certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

●	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;

●	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

●	the judgment is executory in the state in which it was given.

Even if these conditions are met, an Israeli court will not declare a foreign civil judgment enforceable if:

●	the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);

●	the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel;

●	the judgment was obtained by fraud;

●	the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;

●	the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;

●	the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or

●	at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

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Up to 12,379,581 Ordinary Shares

PROSPECTUS

, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Under the Israeli Companies Law, 1999, or the Israeli Companies Law, a company may not exculpate an office holder from liability for a breach of the duty of loyalty. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care, but only if a provision authorizing such exculpation is included in its articles of association. Our amended and restated articles of association include such a provision, to the fullest extent permitted by law. The company may not exculpate in advance a director from liability arising out of a prohibited dividend or other distribution to shareholders.

Under the Israeli Companies Law and the Israeli Securities Law, 5728-1968, or the Israeli Securities Law, a company may indemnify an office holder in respect of the following liabilities and expenses incurred for acts performed by him or her as an office holder, either pursuant to an undertaking made in advance of any such event or following an event, provided its articles of association include a provision authorizing such indemnification:

●	a financial liability imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned foreseen events and amount or criteria;

●	reasonable litigation expenses, including attorneys’ fees, incurred by the office holder (1) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; and (2) in connection with a monetary sanction;

●	reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf, or by a third party, or in connection with criminal proceedings in which the office holder was acquitted, or as a result of a conviction for an offense that does not require proof of criminal intent; and

●	expenses, including reasonable litigation expenses and legal fees, incurred by an office holder in relation to an administrative proceeding instituted against such office holder, or certain compensation payments made to an injured party imposed on an office holder by an administrative proceeding, pursuant to certain provisions of the Israeli Securities Law.

Under the Israeli Companies Law and the Israeli Securities Law, a company may insure an office holder against the following liabilities incurred for acts performed by him or her as an office holder if and to the extent provided in the company’s articles of association:

●	a breach of the duty of loyalty to the company, provided that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the company;

●	a breach of the duty of care to the company or to a third party, to the extent such a breach arises out of the negligent conduct of the office holder;

●	a financial liability imposed on the office holder in favor of a third party; and

●	expenses, including reasonable litigation expenses and legal fees, incurred by an office holder in relation to an administrative proceeding instituted against such office holder or certain compensation payments to an injured party imposed on an office holder by an administrative proceeding, pursuant to certain provisions of the Israeli Securities Law.

Under the Israeli Companies Law, a company may not indemnify, exculpate or enter into an insurance contract for office holder liability, for any of the following:

●	a breach of the duty of loyalty, except for indemnification and insurance for a breach of the duty of loyalty to the company to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

●	a breach of the duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

●	an act or omission committed with intent to derive illegal personal benefit; or

●	a fine, monetary sanction or forfeit levied against the office holder.

Under the Israeli Companies Law, exculpation, indemnification and insurance of office holders in a public company must be approved by the compensation committee and the board of directors and, with respect to the chief executive officer and a director or (under certain circumstances), also by the shareholders. However, the insurance of office holders shall not require shareholder approval and may be approved only by the compensation committee, if (i) the engagement terms are determined in the company’s compensation policy and that compensation policy was approved by the shareholders by a majority vote of the shares present and voting at a shareholders meeting on the matter and either: (a) such majority includes at least a majority of the shares held by all shareholders who are not controlling shareholders and shareholders who do not have a personal interest in such compensation arrangement present and voting on the matter, excluding abstentions; or (b) the total number of shares of non-controlling shareholders and shareholders who do not have a personal interest in the matter and who vote against the matter does not exceed 2% of the company’s aggregate voting rights; and (ii) the insurance policy is on market terms and is not likely to materially impact the company’s profitability, assets or obligations.

Our amended and restated articles of association permit us to exculpate, indemnify and insure our office holders to the fullest extent permitted under the Israeli Companies Law and the Israeli Securities Law. We have obtained directors’ and officers’ liability insurance for the benefit of our office holders and intend to continue to maintain such coverage and pay all premiums thereunder to the fullest extent permitted by the Israeli Companies Law.

We have entered into indemnification and exculpation agreements with each of our current officers and directors exculpating them from a breach of their duty of care to us to the fullest extent permitted by the Israeli Companies Law and undertaking to indemnify them to the fullest extent permitted by the Israeli Companies Law and the Israeli Securities Law, to the extent that these liabilities are not covered by insurance. This indemnification is limited to events determined as foreseeable by our board of directors based on our activities, as set forth in the indemnification agreements. Under such indemnification agreements, the maximum aggregate amount of indemnification that we may pay to any and all of our currently serving or future officers and directors together may not exceed the higher of $5 million and 25% of our shareholders equity according to our most recent financial statements at the time of payment. In the opinion of the SEC, however, indemnification of directors and office holders for liabilities arising under the Securities Act of 1933, as amended, is against public policy and therefore unenforceable.

Item 9. Exhibits.

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith
1.1*	Form of Underwriting Agreement
2.1	Agreement and Plan of Merger, dated September 12, 2025, by and among Check-Cap Ltd., CC Merger Sub Inc. and MBody AI Corp.	6-K	001-36848	99.4	September 12, 2025
3.1	Amended and Restated Articles of Association of the Registrant.	20-F	001-36848	1.1	March 31, 2023
4.1*	Form of Warrant Agreement (including form of Warrant Certificate)
4.2*	Form of Subscription Rights Agreement
4.3*	Form of Unit Agreement (including form of Unit Certificate)
5.1	Opinion of RIMÔN PC					X
5.2	Opinion of Paul Hastings LLP					X
23.1	Consent of BCRG Group, independent registered public accounting firm					X
23.2	Consent of BCRG Group, independent registered public accounting firm					X
23.3	Consent of RIMÔN PC (included in Exhibit 5.1 hereto)					X
23.4	Consent of Paul Hastings LLP (included in Exhibit 5.2 hereto)					X
24.1	Power of Attorney (see signature page)					X
107	Filing Fee Table					X

*	If applicable, to be filed by amendment or by a report filed under the Exchange Act and incorporated herein by reference.

Item 10. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mississauga, Ontario, Canada on September 22, 2026.

MBody AI Ltd.

By:	/s/ John Fowler
John Fowler
Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of MBody AI Ltd. hereby severally constitutes and appoints John Fowler and Tim Hayden, and each of them singly, the true and lawful attorney with full power to them, and each of them singly, to sign for the undersigned and in his or her name in the capacities indicated below, any and all amendments, including the post- effective amendments, to this Registration Statement, and generally to do all such things in the undersigned’s name and behalf in such capacities to enable MBody AI Ltd. to comply with the applicable provisions of the Securities Act of 1933, as amended, and all rules and regulation thereunder, and all requirements of the Securities and Exchange Commission, and each of the undersigned hereby ratifies and confirms all that said attorneys or any of them shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ John Fowler	Chief Executive Officer, Director (Principal Executive Officer)	September 22,
John Fowler		2026

/s/ Tim Hayden	Chief Financial Officer (Principal Financial Officer and	September 22,
Tim Hayden	Principal Accounting Officer)	2026

/s/ Regan McGee	Chairman of the Board of Directors	September 22,
Regan McGee		2026

/s/ David Lontini	Director	September 22,
David Lontini		2026

/s/ Scott Walters	Director	September 22,
Scott Walters		2026

/s/ Kai Sorensen	Director	September 22,
Kai Sorensen		2026

/s/ Anurag Sharma	Director	September 22,
Anurag Sharma		2026

/s/ Ghaleb El Masri	Director	September 22,
Ghaleb El Masri		2026

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, Puglisi & Associates, the duly authorized representative in the United States of MBody AI Ltd., has signed this registration statement on September 22, 2026.

Puglisi & Associates

By:	/s/ Donald J Puglisi
Donald J Puglisi
Managing Director